Exhibit 10.3
FOIA CONFIDENTIAL TREATMENT REQUESTED
PORTIONS OF THIS EXHIBIT MARKED BY [**Redacted**] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
WV3 Instrument Purchase Agreement 60151
Document No. 10329740
WorldView 3 Instrument Purchase Agreement
60151 by and Between
DigitalGlobe, Inc.
and
ITT Space Systems, LLC

Document Number	10329740
Release Date:	Aug 24, 2010
Issue/Revision	Initial Release
Prepared by:	Jim McClelland
Approved by:	Alison Alfers
RESTRICTION ON USE, PUBLICATION, OR DISCLOSURE OF PROPRIETARY INFORMATION
THIS AGREEMENT AND THE INFORMATION CONTAINED THEREIN ARE CONFIDENTIAL AND PROPRIETARY TO DIGITALGLOBE AND ITT AND SHALL NOT BE PUBLISHED OR DISCLOSED TO ANY THIRD PARTY WITHOUT THE EXPRESS WRITTEN CONSENT OF A DULY AUTHORIZED REPRESENTATIVE OF DIGITALGLOBE AND ITT.
DigitalGlobe Proprietary and Confidential
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WV3 Instrument Purchase Agreement 60151
Document No. 10329740
Instrument Purchase Agreement
Table of Contents

Terms and Conditions

Exhibit 1	Statement of Work for the WorldView-3 Instrument (“Statement of Work”)

Exhibit 2	Milestone Payment and Termination Liability Schedule

Exhibit 3	WorldView 3 Instrument Software License Agreement

1. DEFINITIONS AND CONSTRUCTION	1
1.1. Certain Definitions	1
1.2. Other Terms	4
1.3. Integration and Construction	4
1.4. Headings	5
2. SCOPE OF WORK	5
2.1. General	5
2.2. Contractor Work Commencement	5
3. CONTRACT PRICE	5
3.1. Contract Price	5
3.2. Changes in Contract Price	5
3.3. Taxes and Duties	6
4. PAYMENT	6
4.1. Requests for Payment and Invoices	6
4.2. Payment	7
4.3. Disputed Amounts	8
4.4. Set Off	8
4.5. Late Payment	8
5. ACCESS TO WORK	8
5.1. Facilities	8
5.2. No Relief	9
5.3. Workers Compensation and Employer’s Liability	9
6. DELIVERY	9
7. RESERVED	9
8. TITLE AND RISK OF LOSS	9
9. EXCUSABLE DELAY	10
9.1. Excusable Delay Defined	10
9.2. Equitable Adjustments	10
10. RESERVED	11
11. CORRECTIVE MEASURES IN INSTRUMENT AND OTHER CONTRACT DELIVERABLES	11
11.1. Notice of Defects	11
11.2. Duty to Correct	11
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12. CHANGES IN SCOPE OF WORK	12
12.1. Changes Directed by Customer	12
12.2. Changes Requested by Customer	13
12.3. Changes Requested by Contractor	13
12.4. Pricing of Changes	13
12.5. Delays Caused by Customer	14
13. PERMITS AND LICENSES; COMPLIANCE WITH LAWS	14
13.1. United States Permits, Licenses, and Laws	14
13.2. Review of Applications	14
13.3. Violation of Law	14
14. SUBCONTRACTS	15
14.1. Subcontracts	15
14.2. No Privity of Contract	15
14.3. Assignment of Subcontracts	15
15. PERSONNEL AND KEY PERSONNEL	15
15.1. Personnel Qualifications	15
15.2. Key Personnel Positions	15
15.3. Assignment of Key Personnel	16
16. CONTRACTOR’S REPRESENTATIONS, COVENANTS, AND WARRANTIES	16
16.1. Organization; Good Standing and Qualification	16
16.2. Authorization	16
16.3. Contractor Warranties for Contract Deliverables	17
16.4. Remedies	18
17. CUSTOMER’S REPRESENTATIONS, WARRANTIES AND COVENANTS	19
17.1. Organization; Good Standing and Qualification	19
17.2. Authorization	19
17.3. Third Party Intellectual Property	19
18. INTELLECTUAL PROPERTY RIGHTS	20
18.1. Contractor Furnished / Developed Technology and Data	20
18.2. Customer Developed Technology and Data	20
18.3. Future Licenses	20
18.4. Contractor Intellectual Property Indemnity	20
18.5. Customer Intellectual Property Indemnity	21
18.6. Source Code Escrow	21
18.7. Software License	22
18.8. Intellectual Property Representation	22
19. INDEMNIFICATION	22
19.1. Contractor’s Indemnification	22
19.2. Customer’s Indemnification	23
19.3. Indemnification Procedures	23
19.4. Waiver of Subrogation	24
20. RESERVED	24
21. INSURANCE	24
21.1. General Obligations	24
21.2. Launch and In-Orbit Insurance	25
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22. DISPUTED RESOLUTION	25
22.1. Informal Dispute Resolution	25
22.2. Arbitration	26
23. LAUNCH SUPPORT AND LAUNCH	27
24. CUSTOMER’S RESPONSIBILITIES	27
25. FAILURE TO MAKE ADEQUATE PROGRESS	27
26. TERMINATION	27
26.1. Termination for Customer’s Convenience	27
26.2. Termination for Contractor’s Default	28
26.3. Termination for Excusable Delay	29
26.4. Termination for Right Expiration	29
26.5. Termination for Customer’s Default	29
26.6. Consequence of Termination; Invoice, Audit	30
26.7. Security Interests	31
27. GENERAL	32
27.1. Assignment	32
27.2. Entire Agreement	32
27.3. Amendments / Modifications	33
27.4. Severability	33
27.5. Applicable Law	33
27.6. Notices	33
27.7. Relationship of the Parties	34
27.8. Survival	34
27.9. No Third Party Beneficiaries	34
27.10. Consent and Approvals	35
27.11. No Waiver Remedies	35
27.12. Covenant of Good Faith	35
27.13. Limitation of Liability	35
27.14. Public Announcements	35
27.15. Non-Disclosure of Proprietary Information	35
27.16. Time Sensitive Delivery	36
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WV3 Instrument Purchase Agreement 60151
Document No. 10329740
WorldView 3 Instrument Purchase Agreement
This Instrument Purchase Agreement, including the Exhibits referenced in Article 2.1 and incorporated herein, (collectively the “Agreement”) is made and entered into as of xx August 2010 with an Effective Date of Sept 1, 2010, by and between DigitalGlobe, Inc., a Delaware corporation with its principal offices located at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503 (“Customer”), and ITT Space Systems, LLC., a Delaware corporation with its principal offices located at 1447 St. Paul Street, Rochester, New York, 14621 (“Contractor”). As used in this Agreement, “Party” means either Customer or Contractor, as appropriate, and “Parties” means Customer and Contractor.
RECITALS
WHEREAS, Customer desires to procure one (1) remote sensing Instrument and related data, documentation, and services as more specifically set forth in Exhibit 1 hereto;
WHEREAS, Contractor is in the business of providing instruments and related data, documentation, and services on a commercial basis;
WHEREAS, Customer is willing to purchase the Instrument and other Work (as such terms are defined in Section 1) per the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the Parties agree as follows:
1. Definitions and Construction
1.1. Certain Definitions
In this Agreement, the following terms shall have the meaning stated hereunder:
(a) “AFFILIATE” means, with respect to an entity, any other entity controlling or controlled by or under common control with such entity.
(b) “AVAILABLE FOR SHIPMENT” means that the Instrument has successfully passed all in-plant acceptance tests, has successfully undergone a Pre-Ship Review, including Customer sign-off, and has been declared ready, by both the Customer and Contractor, to be shipped to the Space Segment Integrator.
(c) “BUSINESS DAY” means any day other than the following: a Saturday, Sunday, and any other day on which national banks are authorized to be closed in Colorado. Unless specified in this Agreement as a “Business Day”, all references to “day” or “days” shall mean calendar days.
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WV3 Instrument Purchase Agreement 60151
Document No. 10329740
(d) “CONTRACT DELIVERABLE(S)” has the meaning set forth in Section 3 of Exhibit 1.
(e) “CONTRACT PRICE” means the firm fixed price set forth in Article 3.1.
(f) “CORRECTION PLAN” means a plan submitted by Contractor that details the means by which Contractor shall correct a failure to make adequate progress toward completion of any Work under this Agreement in accordance with Article 25.
(g) “CRITICAL DESIGN REVIEW” has the meaning set forth in Exhibit 1.
(h) “CFE” means Customer Furnished Equipment and is comprised of the items detailed in Section 10 of Exhibit 1.
(i) “CUSTOMER PERSONNEL” means Customer employees, consultants or representatives, or Customer’s consultants’ employees.
(j) “DATA AND DOCUMENTATION” means that data and documentation deliverable by Contractor pursuant to the requirements of Exhibit 1.
(k) “DEFECT” means; (i) with respect to Deliverable Items, any nonconformance to or failure to perform in accordance with the specifications and the interface control documents (ICDs) set forth in this Agreement or applicable exhibits., (ii) with respect to Deliverable Services, a failure to meet any requirement set forth in this Agreement; or (iii) any error, omission, or inconsistency in Data and Documentation, including engineering reports, test plans, test reports, specifications, and drawings, set forth in or required by this Agreement.
(l) “DELIVERABLE ITEM(S)” means any and all of the items listed as deliverable in the Agreement or an applicable Exhibit
(m) “DELIVERABLE SERVICE(S)” means the services set forth in the Agreement or an applicable Exhibit of Exhibit 1.
(n) “DELIVERY DATE(S)” means, with respect to any Deliverable Item, the delivery date set forth in Exhibit 1.
(o) “DELIVERY SCHEDULE” means the schedule for Delivery of the Work as set forth in the Agreement or an applicable Exhibit
(p) “DEMAND” means, in the context of Article 25, a demand made by Customer to Contractor for Contractor to provide a Correction Plan in the event Contractor is failing to make adequate progress in the performance of this Agreement.
(q) “EXCUSABLE DELAY” has the meaning set forth in Article 9.
(r) “EXHIBITS” means any and all exhibits, and any appendices thereto, to this Agreement, which are attached hereto and incorporated herein.
(s) “FINAL ACCEPTANCE” of a Contract Deliverable has the meaning set forth in Exhibit 1.
(t) “FIRST MILESTONE PAYMENT” means the first Milestone Payment identified in Exhibit 2.
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WV3 Instrument Purchase Agreement 60151
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(u) “INTERFACE CONTROL DOCUMENT(S)” or “ICD” means the technical specifications for the interoperability between systems.
(v) “INSTRUMENT” means the remote sensing instrument system to be designed, developed and constructed by Contractor and delivered to Customer as specifically set forth in Exhibit 1.
(w) “INSTRUMENT DELIVERY” means Initial Acceptance as defined in Exhibit 1.
(x) “INSTRUMENT FLIGHT SOFTWARE” means all software, firmware, and programmable device code, developed and installed by Contractor in the Instrument to perform the house-keeping functions, operate the instrument and communicate with the Satellite as more specifically set forth in Exhibit 1.
(y) “INSTRUMENT PERFORMANCE SPECIFICATIONS” means the technical specifications set forth in Exhibit 1.
(z) “INTELLECTUAL PROPERTY” means all algorithms, inventions, drawings technical data, works of authorship, mask works, technical information, computer software designs, methods, concepts, layouts, software, software codes, (in any form including source code and executable or object code), works of authorship, inventions (whether or not patented or patentable), network configurations and architectures, specifications, techniques, processes, data bases and data collections, protocols, processes, technical data and documentation, and similar matter in which an Intellectual Property Right may exist, which shall include, but not be limited to, technical analyses and reports, test plans, all interfaces between units, test reports, parts lists, anomaly reports and resolution, as built lists, and other program documentation, to review the design, satisfy requests from the U.S. Government for information, prepare operational documentation, to operate the Instrument following Launch, and to make repairs or modifications as necessary.
(aa) “INTELLECTUAL PROPERTY RIGHTS” means all common law and statutory proprietary rights, including patent, patent application, patent registration, copyright, trademark, service mark, trade secret, mask work rights, moral rights, data rights and similar rights existing from time to time under the intellectual property Laws of the United States, any state or foreign jurisdiction or international treaty regime related to Intellectual Property.
(bb) “LAUNCH” means, with respect to the Satellite, including the Instrument, the intentional ignition of any of the launch vehicle rocket motors.
(cc) “LAUNCH SUPPORT SERVICES” has the meaning set forth in Exhibit 1.
(dd) “LAW” OR “LAWS” means any laws, including rules, regulations, codes, injunctions, judgments, orders, ordinances, decrees, rulings, and charges thereunder, of any federal, state, local or municipal government of any country (and all agencies thereof) having jurisdiction over any portion of the Work.
(ee) “LOSSES” means all losses, liabilities, damages, royalty payments and claims, and all related costs and expenses (including reasonable legal fees and disbursements and costs of investigation, expert fees, litigation, settlement, judgment, interest, and penalties).
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WV3 Instrument Purchase Agreement 60151
Document No. 10329740
(ff) “MATERIAL ADVERSE EFFECT” means any material adverse change in (i) the legality, validity, or enforceability of this Agreement or (ii) the ability of Customer or Contractor to perform this Agreement.
(gg) “MILESTONE” means a portion of the definitive, measurable Work upon completion of which a payment is to be made in accordance with Exhibit 2.
(hh) “MILESTONE CERTIFICATE” has the meaning set forth in Article 4.
(ii) “MILESTONE PAYMENT” means any of those payments listed as specific Milestone Payments in Exhibit 2.
(jj) “PRELIMINARY DESIGN REVIEW” has the meaning assigned in Exhibit 1.
(kk) “PRE-SHIP REVIEW” shall have the meaning ascribed to it in Exhibit 1.
(ll) “SATELLITE” has the meaning set forth in Exhibit 1.
(mm) “SOFTWARE LICENSE” means the terms governing the use of the ITT software as specified in the Software License Agreement (Exhibit 3).
(nn) “SPACE SEGMENT INTEGRATOR” or “SSI” means the party designated by DigitalGlobe facilitating the placement of the Instrument into the Satellite. DigitalGlobe designates Ball Aerospace and Technology Corporation as the SSI.
(oo) “TERMINATION LIABILITY AMOUNT(S)” means the amounts listed as Termination Liability Amounts in Exhibit 2.
(pp) “WORK” means all design, development, construction, manufacturing, labor, services, and acts by Contractor and its subcontractors, including, tests to be performed, and any and all Contract Deliverables, including the Instrument, Instrument Flight Software, Data and Documentation, training, and equipment, materials, articles, matters, services, and things to be furnished and rights to be transferred under this Agreement, or any subcontract entered into by Contractor, all as further described in Exhibit 1.
1.2. Other Terms
Other terms in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.
1.3. Integration and Construction
The documents listed below in this Article 1.3, including any Attachments, Schedules, and Annexes referenced therein constitute this Agreement and shall be deemed to constitute one fully integrated agreement between the Parties. In the event of any conflict or inconsistency among the provisions of the various documents of this Agreement, such conflict or inconsistency shall be resolved by giving a descending level of precedence to the documents in the order set forth below:
(a)	Terms and Conditions of this Agreement

(b)	Exhibit 1: Statement of Work

(c)	Exhibit 2: Milestone Payment and Termination Liability Schedule

(d)	Exhibit 3: Software License Agreement

(e)	Exhibit 4: Non-disclosure Agreement
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WV3 Instrument Purchase Agreement 60151
Document No. 10329740
1.4. Headings
The Article headings are for convenience of reference only and shall not be considered in interpreting the text of this Agreement.
2. Scope of Work
2.1. General
(a) In accordance with the requirements of this Agreement, Contractor shall provide and Customer shall purchase the Work.
(b) Contractor shall furnish and perform the Work in accordance with the provisions of this Agreement and in the manner specified in the following documents:
(1)	Exhibit 1: Statement of Work

(2)	Exhibit 2: Milestone Payment and Termination Liability Schedule

(3)	Exhibit 3: Software License Agreement
(c) Contract Line Items. The contract line items under the contract shall be:
(1)	CLIN 1: Instrument

(2)	CLIN 2: Data and Documentation

(3)	CLIN 3: Services (to be executed under separate agreement)
2.2. Contractor Work Commencement
Contractor shall commence the Work in compliance with the requirements of this Agreement and will use reasonable efforts to perform sufficient Work to maintain the Delivery Dates for the Deliverable Items, Deliverable Data and Documentation, and Deliverable Services. Such Work shall be comprised of the completion or provision, as the context indicates, of the items more specifically described in Exhibit 1.
3. Contract Price
3.1. Contract Price
The total Contract Price for the Instrument, Data and Documentation, and all other Work required to be provided by Contractor under this Agreement is the Firm-Fixed-Price (“FFP”) amount set forth in Exhibit 2.
3.2. Changes in Contract Price
This is a FFP Agreement. Except as otherwise expressly provided in this Agreement, the Contract Price is not subject to any escalation or to any adjustment or revision.
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WV3 Instrument Purchase Agreement 60151
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3.3. Taxes and Duties
(a) Taxes: All taxes and similar assessments, levies, and government-imposed obligations arising with respect to any Contract Deliverables and/or support services (except for Contractor’s income or franchise taxes) shall be the obligation of and be paid by Customer whether such taxes become due upon any payments under the Agreement or upon a future tax assessment as a result of an audit, or other event or notification by the relevant tax authority. For this purpose and unless otherwise indicated below, taxes shall mean and include any and all taxes imposed by the U.S. and its states and localities, sales and use, value added (including reverse charge value added tax), turnover, import duty, import Value Added Tax (“VAT”), property, excise, privilege or other fees, duties or taxes assessed by the sale, ownership, or use of the Contract Deliverable(s), support services, and any goods provided under this Agreement.
(b) Sales and Use Taxes: All applicable payments for sales and use taxes shall be collected from Customer by Contractor and remitted to the appropriate taxing authority in the legally defined time frame determined by said taxing authority. To the extent that Customer determines that it is exempt from any sales and use tax(es), Customer shall provide the Contractor with the applicable and executed exemption certificate.
(c) Sales Tax Exemption: Certain Contract Deliverables are tangible personal property and may be subject to Sales and Use Tax unless a properly completed Resale or Sales Tax Exemption Certificate is provided by Customer to Contractor. Customer agrees to reimburse Contractor for tax, interest, and any penalty assessed by any taxing authority where the claim for exemption is denied or where the non-recurring engineering services are taxable as sales.
(d) Licenses, Gross Receipts, Business and Occupation Taxes: Each Party will be responsible for its own licenses, gross receipts (with the exception of any sales taxes referred to as gross receipts), and business and occupation taxes.
(e) Property Taxes: Each Party will be responsible for property taxes due on property owned by the respective Party with the exception of any assessed property that constitutes a Contract Deliverable. Customer will be responsible for any property taxes on Contract Deliverables.
(f) Other Taxes: Each Party will be responsible for its own corporate income or franchise taxes based upon income and/or net worth.
4. Payment
4.1. Requests for Payment and Invoices
(a) Customer shall make Milestone Payments, and any other required payments under this Agreement to Contractor in accordance with this Article 4.1 and Exhibit 2 as applicable.
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WV3 Instrument Purchase Agreement 60151
Document No. 10329740
(b) The Parties have agreed upon a payment and termination liability schedule set forth in Exhibit 2. Customer shall pay Contractor upon successful completion of each Milestone and submission of a corresponding invoice as described herein. Contractor shall prepare and deliver to Customer an invoice accompanied by a milestone certificate in the form of Annex I to Exhibit 2 hereto (the “Milestone Certificate”) and such reasonable and appropriate supporting data requested by Customer. Subject to the foregoing, Customer shall sign each Milestone Certificate to signify Customer’s agreement that the applicable Milestone has been completed. A Milestone shall not be regarded as completed, and no payment shall be made, until all the Work required under the particular Milestone has been completed and documented in accordance with applicable specifications and procedures and all the relevant documentation and training required under this Agreement for such Milestone has been provided to Customer’s reasonable satisfaction. In the event that Customer does not agree that a Milestone has been completed, Customer shall notify Contractor in writing within ten (10) Business Days of receipt of the Milestone Certificate. If it is determined by Customer, in its sole discretion, that Contractor has not completed the Milestone as specified in Exhibit 2, Customer may withhold the payment in full. Said withholding of payment, to the extent it is disputed by Contractor, shall be subject to the disputes process identified in Article 4.3 (Disputed Amounts).
(c) Contractor shall telefax, electronically mail, mail (overnight or return receipt requested) or hand-deliver signed copies of each invoice and accompanying certificate and any supporting data to:

DigitalGlobe, Inc.
Address:	1601 Dry Creek Drive
Suite 260
Longmont, CO 80503
Contact:	Finance Department
Fax:	[**Redacted**]
4.2. Payment
(a) Subject to the provisions of Article 4.1, Customer shall make, in full, each Milestone Payment within [**Redacted**], unless otherwise specified in Exhibit 2, after receipt of invoice. Said Milestone Payment(s) shall be made via wire transfer or Electronic Funds Transfer to the following bank account as applicable:
[**Redacted**]
(b) In the event of anticipated early completion by Contractor of a Milestone in advance of such Milestone completion date as set forth in Exhibit 2, Contractor may invoice for Milestone(s) completed in advance of the Milestone completion date so long as Contractor provides Customer with no less than thirty (30) days prior notice of the anticipated completion date to allow Customer time to arrange for payment of the applicable Milestone. Customer reserves the right to limit early payments to no more than [**Redacted**] in advance of the then applicable payment schedule.
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WV3 Instrument Purchase Agreement 60151
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4.3. Disputed Amounts
(a) If Customer does not agree that the Milestone associated with an invoice has been satisfactorily completed, Customer shall give written notice to Contractor within ten (10) Business Days after receipt by Customer of a Milestone Certificate. Upon receipt of such notice, and to the extent that Contractor disputes said notice, the Parties’ respective Program Managers shall meet and use good faith efforts to resolve such disagreement.
(b) If the Parties’ Program Managers fail to resolve such disagreement within thirty (30) days after receipt by Customer of the Milestone Certificate, each Party will designate a member of their respective executive teams to meet to resolve the dispute within fifteen (15) days after the aforementioned thirty (30) days. In the event the designees cannot resolve such disagreement, the senior executive officers of the Parties shall meet to resolve the dispute.
(c) In the event the senior executive officers cannot resolve such dispute within fifteen (15) days of the aforementioned fifteen (15) days (within 60 days of receipt of Milestone Certificate), either Party may seek resolution of such dispute pursuant to Article 22.2. In any event, such unresolved dispute shall be referred to arbitration pursuant to Article 22.2.
4.4. Set Off
In the event one Party has not paid the second Party any amount that is due and payable to the second Party under this Agreement, such second Party shall have the right to set off the undisputed amount against payments due under this Agreement to the first Party.
4.5. Late Payment
For any undisputed payment under this Agreement that is overdue, the Party entitled to such payment shall also be entitled to [**Redacted**]. This remedy [**Redacted**]. Late payment charges will be billed on a separate invoice.
5. Access to Work
5.1. Facilities
(a) Contractor shall provide Customer Personnel reasonable access to all Work (including work-in-progress, documentation, and testing) at the facilities of Contractor and, its subcontractors as set forth in Exhibit 1, during regular business hours, or such other times as Work is being performed under this Agreement. Said access shall be subject to the procedures and requirements of the Contractor or its subcontractors, as applicable, and shall not unreasonably interfere with such Work. Customer’s access to Work shall be coordinated through the Contractor’s program office.,
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WV3 Instrument Purchase Agreement 60151
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(b) Customer Personnel visiting any facility of Contractor or a subcontractor (i) will abide by Contractor’s security regulations and/or those of its subcontractors and any and all applicable Laws of the jurisdiction in which a Contractor or subcontractor facility is located; (ii) will abide by all applicable Laws and Articles under this Agreement regarding its use of any information, including any confidential/proprietary information, received in connection with the access provided hereunder only in the performance of this Agreement; and (iii) will not remove any data, documents, materials, or other items from any facility of the Contractor or its subcontractors (other than Data and Documentation and other documents delivered to Customer Personnel for Customer’s use and with no requirement to return to Contractor) without the consent of Contractor’s Program Manager. The Customer shall execute any standard non-disclosure agreement that is necessary for access to a subcontractor’s facility.
5.2. No Relief
The inspection, examination, observation, agreement to or approval, waiver or deviation by either Party with respect to any design, drawing, specification, or other documentation produced under this Agreement shall not relieve the other Party from fulfilling its contractual obligations. Nor will the above actions result in any liability being imposed on the other Party, unless and to the extent such waiver, deviation, agreement, or approval specifically provides in writing for such relief to either Party or such imposition of liability on either Party.
5.3. Workers Compensation and Employer’s Liability
Contractor and Customer shall maintain worker’s compensation and employer’s liability insurance covering all employees of Contractor and Customer engaged in the performance of this Agreement for claims arising under any applicable Worker’s Compensation and Occupational Disease Acts. Contractor and Customer shall maintain certificates evidencing such insurance available for review upon request.
6. Delivery
Contract Deliverables listed in Exhibit 1 shall be delivered by Contractor to the destinations specified in Exhibit 1 on or before the dates (“Delivery Dates”) specified in said Exhibit. Delivery Dates may be adjusted in accordance with this Agreement.
7. RESERVED
8. Title and Risk of Loss
Transfer of title to and risk of loss for the Instrument, as detailed in Section 3.1 of Exhibit 1, shall pass to the Customer at the time of Launch, as defined in Article 1.1. Transfer of title to and risk of loss for each of the Deliverable Items listed in Section 3.1 of Exhibit 1, excluding the Instrument, shall pass to Customer at Final Acceptance as indicated in Section 3.1 of Exhibit 1. Any title transferred under this Agreement shall be free and clear of all liens and encumbrances of any kind. Contractor shall purchase insurance covering the period between completion of the post-shipment Instrument testing at the SSI facility and launch under separate agreement. Customer shall reimburse Contractor for the total costs of the required insurance.
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WV3 Instrument Purchase Agreement 60151
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9. Excusable Delay
9.1. Excusable Delay Defined
(a) With respect to Contractor’s performance of its obligations under this Agreement, an “Excusable Delay” shall be any delay in the performance of the Work due to any cause beyond Contractor’s reasonable control including, but not limited to: war, outbreak of national hostilities, invasion or sabotage, Government sovereign acts; fire, earthquake, flood, epidemic, explosion, or quarantine restriction; strike or work slow down; freight embargoes; acts of God; any subcontractor delay due to any of the foregoing events; provided written notice is given to Customer, in writing, within ten (10) Business Days after Contractor shall have first learned of the occurrence of such an event. Notwithstanding the foregoing, failure by Contractor to provide such notice shall not prevent such an event from qualifying as an Excusable Delay provided Customer’s Program Manager has actual notice of such event by means of publicly and commonly available sources (i.e. national or global coverage of major natural disaster) prior to Customer suffering any prejudice from Contractor’s failure to provide such notice. Such notice to be provided by Contractor, as required by the preceding provisions, shall include a detailed description of the portion of the Work known to be affected by such delay. In all cases, Contractor shall use reasonable efforts to avoid or minimize and/or work around such delay through the implementation of any work-around plans, alternate sources, or other means Contractor may utilize or expect to utilize to minimize a delay in performance of the Work. Contractor shall also provide Customer prompt written notice when the event constituting an Excusable Delay appears to have ended. This Article 9, including reliance on Excusable Delay, is only applicable to Contractor. Delays applicable to Customer are set forth in Article 12.5.
(b) In the event Customer disputes the Excusable Delay, Customer shall inform Contractor in writing within ten (10) Business Days from the date of receipt of written notice of the event constituting an Excusable Delay and, if the Parties have not resolved the dispute within ten (10) Business Days of Contractor’s receipt of written notice from Customer, the dispute shall be resolved pursuant to Article 22.
9.2. Equitable Adjustments
(a) In the event of an Excusable Delay under Article 9.1, there shall be an equitable adjustment made to the Delivery Schedule and Delivery Dates as set forth in Exhibit 2, as well as any interim schedule events set forth in Exhibit 1; provided, however, Contractor acknowledges and agrees that the occurrence of an Excusable Delay shall not entitle Contractor to an increase in the Contract Price.
(b) In the event of an adjustment in the Delivery Date of the Instrument due to an Excusable Delay, there shall be an adjustment in the Delivery Date of the Instrument as well as interim schedule events only to the extent such Delivery Date or schedule is impacted by the Excusable Delay.
(c) Customer may terminate this Agreement pursuant to Article 26.3 when it becomes known that the aggregate of Contractor’s Excusable Delays will exceed [**Redacted**]. Any dispute between the Parties as to the aggregate of Excusable Delay shall be subject to procedures set forth in Article 22.
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10. Reserved
11. Corrective Measures in Instrument and Other Contract Deliverables
11.1. Notice of Defects
(a) Customer shall notify Contractor within [**Redacted**] Business Days in writing when Customer becomes aware of a Defect existing in any Contract Deliverable or component part thereof. Said Defect shall be capable of being demonstrated to Contractor. In the event Contractor disagrees with Customer or Customer Personnel as to the existence or nature of a Defect, Contractor shall so advise Customer in writing. In such event, the Parties shall negotiate in good faith to determine what Defect, if any, exists and any action required to remedy such Defect. Except to the extent written waivers are made, Customer’s failure to notify Contractor of any Defect shall not constitute a waiver of any rights of Customer or obligations of Contractor under this Agreement with respect to any such Defects.
(b) Contractor shall advise Customer as soon as practicable by telephone or e-mail and confirm in writing any event, circumstance, or development that materially threatens the quality or performance of any Contract Deliverables, or threatens the Delivery Dates established therefore.
(c) Without limiting the generality of the foregoing, if the data available from the Instrument shows that the Instrument contains a Defect, Contractor shall promptly inform Customer of such Defect.
11.2. Duty to Correct
(a) Without limiting the obligations of Contractor or the rights of Customer under this Agreement, prior to Final Acceptance, Contractor shall, at its expense, promptly correct any Defect related to any Contract Deliverable or component thereof that Contractor or Customer discovers during the course of the Work. The duty to correct is not waived regardless of prior payments, , and notwithstanding that a payment may have been made in respect thereof, and regardless of prior reviews, inspections, approvals, or acceptances (with the exception of waivers and deviations previously agreed-upon). This provision is subject to the right of Contractor to have any items containing a Defect returned at Contractor’s expense to Contractor’s facility for Contractor to verify and correct the Defect.
(b) Contractor shall fulfill the foregoing obligations at its own cost and expense, including all costs arising from charges for packaging, shipping, insurance, taxes, and other matters associated with the corrective measures, unless it is reasonably determined after investigation that Customer directly caused the Defect in question, in which case Customer shall pay all such costs.
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(c) If Contractor fails to correct any material Defect with respect to the Instrument prior to Satellite Launch or with respect to any other Contract Deliverable within a reasonable time after notification from Customer; and after the Parties have followed the provisions of Article 11.1 above;, then, with the prior written consent of Contractor (said consent not to be unreasonably withheld), Customer may, by separate contract or otherwise, correct or replace such items or services and Contractor shall pay to Customer the reasonable cost of such correction or replacement. In the event of any dispute regarding the above, Article 22.2 shall apply. The amount payable by Contractor shall be verified at Contractor’s request by an internationally recognized firm of accountants appointed by Contractor.
(d) Contractor may at its option, either correct the Defect or seek a waiver. Notwithstanding anything herein to the contrary, in the event there is a total loss of the Instrument(s) prior to Delivery such that the Delivery of the Instrument(s) would be delayed by more than [**Redacted**], then Customer shall have the option of either requiring that Contractor replace the Work up to the point of loss at Contractor’s sole expense or return to Customer all payments made by Customer as of the date of the loss.
(e) This duty to correct does not apply to CFE.
12. Changes in Scope of Work
12.1. Changes Directed by Customer
(a) Subject to paragraphs (b), (c) and (d) below, Customer shall be entitled to direct changes to the Instrument during the performance of this Agreement when any such changes are necessary for the Instrument to [**Redacted**]. Any [**Redacted**] requiring a change to the Instrument between or among these items must be demonstrated to be of such magnitude that a failure to proceed with the change could be reasonably expected have a material effect on the performance of the Instrument or the overall mission. The Parties will agree upon the scope, implementation, and technical direction of any change prior to proceeding with said change.
(b) Any change directed by Customer as described in paragraph (a) above shall be submitted in writing to Contractor. Contractor shall respond to such directed change in writing to Customer within [**Redacted**] after such directed change and shall include in such response the details of the impact of such change on the Contract Price, Delivery Schedule, Instrument Performance Specifications, or other terms of this Agreement.
(c) Customer shall notify Contractor in writing, within [**Redacted**] after receipt of Contractor’s response, whether or not Customer agrees with and accepts Contractor’s response. If Customer agrees with and accepts Contractor’s response, Contractor shall proceed with the performance of this Agreement as changed immediately upon the execution by both Parties of an Amendment reflecting such changes.
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(d) If the Parties cannot agree on a reasonable price or revised Delivery Schedule, Instrument Specifications, or other item, as occasioned by Customer’s directed change, and Customer still desires the directed change, Customer shall direct Contractor to proceed with the change and Customer shall pay Contractor’s proposed price and accept the revised Delivery Schedule or Instrument Specifications or other item pending any decision to the contrary under Article 22. Contractor shall proceed with the Work as changed and Customer may dispute the reasonableness of the proposed price, revised Delivery Schedule, or performance specification under Article 22. In the event it is determined pursuant to such dispute resolution or by the Parties’ mutual written agreement that Customer is entitled to a full or partial refund of amounts paid under this paragraph (d), Customer shall be entitled to interest on such refunded amounts, such interest running from the date of payment by Customer to the date of refund at the [**Redacted**].
12.2. Changes Requested by Customer
In the event Customer desires to change the scope of work, the Delivery Schedules, or any other term of this Agreement, Customer shall submit a detailed description of the requested change to Contractor. Contractor shall respond within [**Redacted**] Business Days, with its proposal for adjustments to the Contract Price, Delivery Schedule, and any other term of this Agreement. Subject to mutual agreement, the Contract Price, Delivery Schedule, and/or any other affected term of this Agreement shall be modified to incorporate the mutually agreed upon change. If the Parties establish and agree that an advance target price is sufficient to initiate Work on the Customer requested change, the Contractor shall proceed with the Work as modified. In such circumstances, the final determination of the price, schedule, and any other affected term will be agreed upon on/before [**Redacted**] after any decision to proceed.
12.3. Changes Requested by Contractor
(a) Subject to paragraphs (b) and (c) below, Contractor may request, during the performance of this Agreement, any change within the general scope of this Agreement, including any change that will add or delete Work, affect the design of the Instrument, change the method of shipping or packing, or the place or time of Delivery, or will affect any other requirement of this Agreement.
(b) Any changes as described in paragraph (a) above requested by Contractor shall be submitted in writing to Customer at [**Redacted**] prior to the proposed date of the change. If such Contractor requested change causes an increase or decrease or other impact in the Contract Price, Delivery Schedule, Instrument Specifications, or other terms of this Agreement, Contractor shall submit, with such request, a written proposal identifying such change and the impact thereof on the Contract Price, Delivery Schedule, Instrument Specifications, or other terms of this Agreement.
(c) Customer shall notify Contractor in writing, within [**Redacted**] after receipt of the requested change proposal, whether or not Customer agrees with and accepts such change and the price/schedule/performance or other impact thereof. If Customer agrees with and accepts Contractor’s requested change and such impact thereof, Contractor shall proceed with the performance of this Agreement as changed.
12.4. Pricing of Changes
When calculating the change in the Contract Price caused by changes in the Work pursuant to this Article 12, such calculation shall be consistent with [**Redacted**].
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12.5. Delays Caused by Customer
(a) In the event Customer creates a delay by failure to act in a timely manner, or by an action that in some way prevents or impedes Contractor from making progress, including, but not limited to Customer’s failure to provide CFE and/or services in accordance with this Agreement’s requirements, the Parties shall agree upon an equitable adjustment in the affected terms (including price) of this Agreement under this clause to the extent of the schedule delay that Customer is specifically responsible for causing.
(b) In the event Customer reasonably withholds acceptance and/or approvals, a delay shall not be deemed to have been caused by Customer. In the event such withholding of acceptance and/or approvals is unreasonable, a delay shall be deemed to have been caused by Customer to the extent, but only to such extent, that such an act has caused the delay to the Delivery Schedule. This Article 12.5 is the only remedy for Contractor for Customer-caused delays.
13. Permits and Licenses; Compliance with Laws
13.1. United States Permits, Licenses, and Laws
(a) Contractor shall, at its own expense, obtain all United States Government approvals, permits, and licenses, including any required for export from or import into the United States, as may be required for its performance of the Work.
(b) Contractor shall, at its expense, perform the Work in accordance with all applicable Laws of the United States and the conditions of all applicable United States Government approvals, permits, or licenses.
13.2. Review of Applications
(a) Contractor shall review with Customer any application relating to import or export that Contractor makes to any government department, agency, or entity for any approval, permit, license, or agreement, as may be required for performance of the Work, prior to submission of such application. Contractor shall provide Customer a minimum of [**Redacted**] to review such application prior to submission to such governmental entity, and Contractor shall in good faith consider and accommodate any comments and proposed revisions made by Customer for incorporation into such application.
(b) Customer shall reasonably cooperate with Contractor in Contractor’s efforts to procure all such approvals, permits, licenses, and agreements.
13.3. Violation of Law
Customer shall not be responsible in any way for the consequences, direct or indirect, of any violation by Contractor, its subcontractors, or their respective Affiliates or associates of any U.S. Laws or Laws of any country whatsoever. Contractor shall not be responsible in any way for the consequences, direct or indirect, of any violation by Customer, its subcontractors, or their respective Affiliates or associates of any U.S. Laws or Laws of any country whatsoever.
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14. Subcontracts
14.1. Subcontracts
To the extent permitted under the relevant subcontract and subject to the subcontractor’s written approval and Customer’s execution of any subcontractor-required non-disclosure agreement, Contractor will provide, upon Customer’s reasonable request, copies of the technical content of the subcontract.
14.2. No Privity of Contract
Nothing in this Agreement shall be construed as creating any contractual relationship between Customer and any of Contractor’s subcontractors. Contractor is fully responsible to Customer for the acts or omissions of its subcontractors and all persons used by Contractor or any of its subcontractors in connection with performance of the Work. Except as provided for in Article 9, any failure by any of Contractor’s subcontractors to meet their obligations to Contractor shall not constitute a basis for Excusable Delay and shall not relieve Contractor from meeting any of its obligations under this Agreement. Customer’s acknowledgment of any of Contractor’s subcontractors shall not relieve Contractor from any obligations or responsibilities under this Agreement.
14.3. Assignment of Subcontracts
In accordance with Exhibit 1, Contractor shall make reasonable efforts in negotiating its subcontracts to include an assignment clause that would enable the assignment of Contractor’s subcontract(s) in the event of a properly executed termination under this Agreement. Upon said termination of this Agreement and to the extent that Contractor has the legal and contractual right under the subcontract to do so, upon Customer’s written request, Contractor shall promptly assign said subcontract.
15. Personnel and Key Personnel
15.1. Personnel Qualifications
Contractor shall assign properly qualified and experienced personnel to the program contemplated under this Agreement, and Contractor shall use reasonable efforts to retain such personnel on Customer’s program for the duration of such program.
15.2. Key Personnel Positions
Contractor key personnel (“Key Personnel”) shall be the personnel set forth in Exhibit 1.
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15.3. Assignment of Key Personnel
(a) Contractor will assign individuals from within Contractor’s organization to the Key Personnel positions to carry out the Work.
(b) Key Personnel will be familiar with programs similar to Customer’s program.
(c) Contractor’s initial assignment or reassignment of Key Personnel positions shall be as set forth in Section 4.2 of Exhibit 1.
(d) Any objections that Customer may have with any of Contractor’s Key Personnel shall be addressed as set forth in Section 4.2 of Exhibit 1.
16. Contractor’s Representations, Covenants, and Warranties
16.1. Organization; Good Standing and Qualification
Contractor represents that:
(a) it is a corporation duly organized, validly existing and in good standing under the Laws of Delaware;
(b) it has all requisite power and authority to own and operate its material properties and assets and to carry on its respective business as now conducted in all material respects; and
(c) it is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
16.2. Authorization
Contractor represents that:
(a) it has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement;
(b) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action of Contractor and do not conflict with any other agreement or obligation to which it is a party or which binds its assets; and
(c) this Agreement is a valid and binding obligation of Contractor, enforceable in accordance with its terms, except Contractor makes no representation or warranty as to the enforceability of remedies due to applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws relating to or affecting the enforcement of creditor’s rights or by reason of general principles of equity.
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16.3. Contractor Warranties for Contract Deliverables
(a) Instrument (Pre-Launch): [**Redacted**], Contractor warrants that the Instrument (excluding CFE) furnished under this Agreement shall comply with the requirements of Exhibit 1 and be free from Defects (other than Defects waived in writing by the Customer). If the Customer becomes aware of a Defect, Customer shall notify Contractor within [**Redacted**] Business Days after discovery by Customer of the Defect. Except for Contractor’s obligations set forth in paragraph (b) immediately below, the warranty herein shall immediately expire upon Launch of the Satellite.
(b) Instrument(s) (Post-Launch): Immediately upon Launch, Contractor’s obligation to correct any Defect in the Instrument(s) or components thereof (excluding CFE) is limited to using reasonable efforts to correct any Defect in the Instrument if, and to the extent that, such Defect may be corrected by transmitting Satellite commands and/or transmitting modifications in the Instrument flight software in order to mitigate or eliminate the operational [**Redacted**] following Instrument Final Acceptance.
(c) Other Contract Deliverables: With respect to all remaining Deliverable Items listed in Section 3.1 of Exhibit 1, Contractor warrants that said Deliverable Items shall be free from Defects (other than those Defects waived by Customer) for a period of [**Redacted**] following the acceptance of the final version of the Deliverable Item.
(d) Services: Contractor warrants that it will perform all services related to the Work in accordance with Contractor’s standards and practices for work similar in type, scope and complexity of the Work.
(e) Data and Documentation: With respect to Data and Documentation, Contractor warrants that said Data and Documentation shall be free from material errors or omissions related to the operation of the Customer’s Instrument, for [**Redacted**] following acceptance of the final version of the Deliverable Data and Documentation.
(f) Contractor’s obligations under this warranty are, at the Contractor’s sole discretion, limited to inspection of the Contract Deliverable and repair or replacement of the Contract Deliverable. It is understood that such a warranty repair does not renew the warranty term for the Contract Deliverable. Notwithstanding the foregoing: (i) the warranty term for the Contract Deliverable (or portion thereof) being repaired or replaced shall be tolled during the period of such repair; and (ii) where a warranty repair involves a portion of the Contract Deliverable, and the remaining portion of the Contract Deliverable cannot be effectively tested and or utilized during the period of repair, then the warranty term for the remaining portion of the Contract Deliverable shall be tolled during such period of repair. Contractor’s obligations hereunder are expressly conditioned upon the following terms:
(1)	In the event that the Contract Deliverable does not contain a Defect, Customer shall reimburse Contractor for all reasonable expenses incurred during the warranty determination.

(2)
This warranty does not apply to any portion of CFE or to any Contract Deliverable or portion thereof that in any way has been repaired, altered, or otherwise affected in any manner by any act of Customer or its subcontractor(s) so as to affect the condition or performance of the Contract Deliverable or any Contract Deliverable or portion of the Contract Deliverable that shall have been subject to misuse, abuse, alteration, improper handling, improper testing or installation by Customer or its subcontractors, whether by accident or other cause.

(3)
Before any Contract Deliverable is returned to the Contractor, Customer shall obtain written authorization from the Contractor. Customer assumes the responsibility for any/all unauthorized shipments. In the event that Contractor repairs or replaces any part under this warranty, the cost of shipping the part will be borne by the Contractor.

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(g) This warranty does not extend to any customers or clients of Customer.
(h) Contractor represents that the Government Furnished Equipment (GFE) set forth in Section 9.11 of the SOW and required for the testing or completion of the Deliverables will be available to meet the Schedule. If any GFE is not available to meet the Schedule, Contractor agrees that it will replace or find a suitable substitute for the GFE at no cost to Customer and no change to the Schedule or the Contract Price.
16.4. Remedies
(a) Notwithstanding anything to the contrary herein, Customer shall have the right at any time during the period of the warranties set forth in this Article 16 to require that any Work not conforming in all material respects to this Agreement be promptly corrected or replaced at Contractor’s expense with conforming Work. This is not a fix all failures warranty. This warranty does not cover reimbursement for expenses for labor in gaining access to the instrument to allow removal and installation of defective products.
(b) Contractor shall correct errors, including modifying code and making operational modifications, in accordance with Article 11.2. Either Party shall in a timely manner provide the other Party with access to engineering, software and operations support personnel, including and/or involving such other Party’s subcontractors and vendors, where feasible, for the purpose of resolving errors, problems, or issues relating to any Contract Deliverable to be delivered pursuant to this Agreement. After lapse of the warranty period specified in Article 16.3 for the duration of the operational life of the Instrument, the parties agree to enter into a time and materials agreement for such services as the parties may agree upon after the date hereof.
(c) Under no circumstances, shall Contractor’s total liability under this warranty exceed the price actually paid by Customer under this Agreement. Contractor’s warranties under this agreement are solely limited to warranties identified above. Contractor disclaims all other warranties, whether statutory or arising by operation of law, express or implied, including but not limited to the warranties of merchantability and fitness for a particular purpose or any other express or implied warranties.
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17. Customer’s Representations, Warranties and Covenants
17.1. Organization; Good Standing and Qualification
Customer represents that:
(a) it is duly organized, validly existing and in good standing under the Laws of the State of Delaware;
(b) it has all requisite power and authority to own and operate its material properties and assets and to carry on its respective business as now conducted in all material respects; and
(c) it is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.
17.2. Authorization
Customer represents that:
(a) it has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement;
(b) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action of Customer and do not conflict with any other agreement or obligation to which it is a party or which binds its assets; and
(c) this Agreement is a valid and binding obligation of Customer, enforceable in accordance with its terms, except Customer makes no representation or warranty as to the enforceability of remedies due to applicable bankruptcy, insolvency, moratorium, reorganization, or similar laws relating to or affecting the enforcement of creditor’s rights or by reason of general principles of equity. Notwithstanding the foregoing, in the event of Customer’s bankruptcy, insolvency, moratorium, reorganization, or equity proceeding, Customer shall use its best efforts to have this Agreement confirmed according to its terms.
17.3. Third Party Intellectual Property
Customer represents and warrants that (i) it is either the owner of, or authorized to use and incorporate, any Intellectual Property provided by Customer (or others on behalf of Customer); (ii) Customer shall not require Contractor to pay any license fees or royalties for the use of any Intellectual Property of Customer assuming the Intellectual Property was provided by the Customer to the Contractor for the explicit purpose of accomplishing the Work as prescribed by this Agreement; and (iii) Customer’s Intellectual Property and/or any modifications of Contractor’s Intellectual Property by Customer (or any other entity, other than Contractor or its subcontractors, acting on behalf of Customer) shall not infringe any Intellectual Property Right of any third party. Customer is not aware of any claim to the contrary by any third party. This warranty shall begin on the [**Redacted**]. In the event of a claim under this clause, Customer shall use reasonable best efforts to secure an alternative source for the Intellectual Property or to obtain a license from the party claiming infringement.
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18. Intellectual Property Rights
18.1. Contractor Furnished / Developed Technology and Data
Intellectual Property developed and/or furnished by Contractor and provided to Customer pursuant to this Agreement shall be and remain the property of Contractor, or as applicable, its subcontractor. Contractor hereby grants to the extent legally permitted to do so, a [**Redacted**] license, without the [**Redacted**] for all of the Intellectual Property provided/developed by Contractor pursuant to this Agreement for the purpose of developing, integrating, testing, launching, operating, maintaining and repairing the Instrument and related ground command and control, and image ordering, processing, and dissemination functions, designing “work-arounds” for performance discrepancies, and designing, manufacturing, operating and maintaining ground stations that communicate with the Satellite related to the program operations.
18.2. Customer Developed Technology and Data
Technology and data developed by Customer and provided to Contractor pursuant to this Agreement shall be and remain the property of Customer. Contractor is granted a [**Redacted**] license to [**Redacted**], for the purposes for which they were [**Redacted**] under this Agreement. Such technology and data shall be marked with an appropriate legend which indicates that it is licensed to Contractor for Contractor’s use so long as such use is associated with this Agreement. The integration, modification etc. of Customer Intellectual Property shall in no way diminish any of Customer’s rights thereto. The Statement of Work (Exhibit 1), and all Customer specifications referenced therein, shall be the Intellectual Property of Customer.
18.3. Future Licenses
Should Contractor or Customer desire to use, for future applications outside the scope of this Agreement, the technology and data which have been licensed hereunder, the Parties shall endeavor to negotiate license agreements as appropriate for such future applications.
18.4. Contractor Intellectual Property Indemnity
(a) Contractor will defend at its expense any legal proceedings brought against Customer and/or its officers, directors or employees, to the extent that it is based on a claim that the design or use of any Contract Deliverable is a direct infringement of a [**Redacted**]. copyright, [**Redacted**] patent, or other Intellectual Property of a third party protected under [**Redacted**] law, and will pay all damages and costs awarded by a court of final appeal attributable to such a claim, provided that Customer (i) provides notice of a the claim promptly to Contractor, (ii) gives sole control of the defense and settlement of same; (iii) provides to Contractor all available information, assistance and authority to defend; (iv) has not settled such proceedings without Contractor’s prior written consent. Should any Contract Deliverable or portion thereof become, or in Contractor’s opinion be likely to become the subject of a claim of infringement, Contractor shall, at its own expense and as Customer’s sole exclusive remedy, elect to (i) obtain for Customer the right to use the Contract Deliverable as contemplated herein, (ii) replace or modify the Contract Deliverable so that it becomes non-infringing and still satisfies all other requirements.
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(b) Contractor shall have no liability for any infringement or claim which results from (i) use of the Contract Deliverables in combination with any non-Contractor-provided equipment, software or data, if such infringement would have been avoided by use of the Contract Deliverables without such equipment, software, or data; (ii) Contractor’s compliance with designs or hardware provided solely by Customer that when implemented results in such infringement.
18.5. Customer Intellectual Property Indemnity
(a) Customer will defend at its expense any legal proceedings brought against Contractor and/or its officers, directors or employees, to the extent that it is based on a claim that the design or use of any data, components, software and Intellectual Property furnished by Customer to Contractor hereunder is a direct infringement of a [**Redacted**] copyright, [**Redacted**] patent, or other Intellectual Property of a third party protected under [**Redacted**] law, and will pay all damages and costs awarded by a court of final appeal attributable to such a claim, provided that Contractor (i) provides notice of the claim promptly to Customer, (ii) gives sole control of the defense and settlement of same; (iii) provides to Customer all available information, assistance and authority to defend; (iv) has not settled such proceedings without Customer’s prior written consent. Should any data, component, software or Intellectual Property furnished by Customer to Contractor hereunder, or any portion thereof, become, or in Customer’s opinion be likely to become the subject of a claim of infringement, Customer shall, at its own expense and as Contractor’s sole exclusive remedy, elect to (i) obtain for Contractor the right to use the data, components software or Intellectual Property furnished by Customer to Contractor hereunder as contemplated herein, (ii) replace or modify the data, components, software or Intellectual Property furnished by Customer to Contractor hereunder so that it becomes non-infringing and still satisfies all other requirements.
(b) Customer shall have no liability for any infringement or claim which results from (i) use of the CFE in combination with any non-Customer-provided equipment, software or data, if such infringement would have been avoided by use of the CFE without such equipment, software, or data; (ii) Customer’s compliance with designs or hardware provided solely by Contractor that when implemented results in such infringement.
(c) The entire liability of either party with respect to infringement of any intellectual property is set forth in the preceding provisions of this Article 18, and neither party shall have any additional liability with respect to any alleged or proven infringement.
18.6. Source Code Escrow
Contractor agrees to place, or arrange to have placed in a software escrow account the source code identified in Exhibit 1. The software escrow account will be established with a mutually agreed upon institution naming Customer as beneficiary at Customer’s expense and under terms that are mutually agreeable to both Parties. Customer Personnel, and consultants and subcontractors who have executed an appropriate non-disclosure agreement, shall only use such source code in support of the Contract Deliverables under this Agreement and such use shall be in accordance with the terms and conditions of the licenses granted in this Agreement. The source code shall be placed into the escrow account within twenty (20) Business Days after the shipment of a Contract Deliverable and will remain in the Escrow Account for the operational life of the Satellite in which the Instrument is installed.
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18.7. Software License
The Parties shall enter into a software license agreement (Exhibit 3) for the flight and ground software.
18.8. Intellectual Property Representation
(a) Contractor represents and warrants that (i) it is either the owner of, or authorized to use and incorporate, any Intellectual Property utilized or incorporated in any Contract Deliverable or the manufacture of any Contract Deliverable or otherwise utilized in the performance of the Work; (ii) Customer shall not be required to pay any license fees or royalties apart from those included in the Contract Price to Contractor, any subcontractor or third party for use of any Intellectual Property utilized or incorporated in any Contract Deliverable or the manufacture of any Contract Deliverable or otherwise utilized in the performance of the Work; and (iii) neither the Work nor any Intellectual Property utilized or incorporated in any Contract Deliverable or the manufacture of any Contract Deliverable shall infringe any Intellectual Property Right of any third party.
(b) Customer represents and warrants that (i) it is either the owner of, or authorized to use and incorporate, any Intellectual Property to be furnished as CFE; (ii) Contractor shall not be required to pay any license fees or royalties for use of any Intellectual Property utilized or incorporated in any CFE; and (iii) no Intellectual Property utilized or incorporated in any CFE shall infringe any Intellectual Property Right of any third party.
19. Indemnification
19.1. Contractor’s Indemnification
Subject to the indemnification procedures set forth in Article 19.3, Contractor shall indemnify, defend, and hold harmless Customer and its Affiliates and their respective associates from any and all Losses arising from, in connection with, or based on any claims made by third parties (including Consultants and agents of Customer, Contractor, or any Subcontractor but not any employee, officer, or director of Customer) regarding any of the following:
(a)	injury to persons or death occurring before Instrument delivery and resulting from any negligent act or omission of Contractor or its Subcontractors in the performance of the Work;

(b)	damage to real or tangible personal property occurring before Instrument delivery and resulting from any negligent act or omission of Contractor or its Subcontractors in the performance of the Work;
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(c)	any claims or occurrences Contractor is required to insure against pursuant to Article 21 with the indemnification capped at the insurance limits specified in Article 21;

(d)	any claims made against Customer by any affiliate, consultant, or Subcontractor for payment of work performed on products and services delivered to Customer.
19.2. Customer’s Indemnification
Subject to the indemnification procedures set forth in Article 19.3, Customer shall indemnify, defend, and hold harmless Contractor and its Affiliates and their respective associates from any and all Losses arising from, in connection with, or based on any allegations made by third parties (including Consultants and agents of Contractor, any Subcontractor, or Customer but not any employee, officer, or director of Contractor) regarding any of the following:
(a)	injury to persons or death occurring before Instrument delivery and resulting from any negligent act or omission of Customer or its Subcontractors in the performance of the Work;

(b)	damage to real or tangible personal property occurring before Instrument delivery and resulting from any negligent act or omission of Customer or its Subcontractors in the performance of the Work;

(c)	any claims or occurrences Customer is required to insure against pursuant to Article 21 with the indemnification capped at the insurance limits specified in Article 21;

(d)	any claims made against Contractor by any affiliate, consultant, or Subcontractor for payment of work performed on products and services delivered to Contractor.
19.3. Indemnification Procedures
(a) Promptly after receipt by any entity entitled to indemnification under this Article 19 of notice of the commencement or threatened commencement of any civil, criminal, administrative, or investigative reaction or proceeding involving a claim in respect of which the indemnified Party will seek indemnification pursuant to this Article 19, the indemnified party shall notify the indemnifying Party of such claim in writing. Failure to so notify the indemnifying Party shall not relieve the indemnifying Party of its obligations under this Agreement except to the extent it can demonstrate that it was prejudiced by such failure. Within 15 days following receipt of written notice from the indemnified Party relating to any claim, but no later than 10 days before the date on which any response to a complaint or summons is due, the indemnifying Party shall notify the indemnified Party in writing if the indemnifying Party elects to assume control of the defense or settlement of that claim (a “Notice of Election”).
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(b) If the indemnifying Party delivers a Notice of Election relating to any claim within the required notice period, so long as it is actively defending such claim, the indemnifying Party shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; (ii) where the indemnified Party is so represented, the indemnifying Party shall keep the indemnified Party’s counsel informed of each step in the handling of any such claim; (iii) the indemnified Party shall provide, at the indemnifying Party’s request and expense, such assistance and information as is available to the indemnified Party for the defense and settlement of such claim; and (iv) the indemnifying Party shall obtain the prior written approval of the indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnifying Party has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnifying Party shall not be liable to the indemnified Party for any legal expenses incurred by the indemnified Party in connection with the defense of that claim. In addition, the indemnifying Party shall not be required to indemnify the indemnified Party for any amount paid or payable by the indemnified Party in the settlement of any claim for which the indemnifying Party has delivered a timely Notice of Election if such amount was agreed to without the prior written consent of the indemnifying Party.
(c) If the indemnifying Party does not deliver a Notice of Election relating to any claim within the required notice period or fails to actively defend such claim, the indemnified Party shall have the right to defend and/or settle the claim in such manner as it may deem appropriate, at the cost and expense of the indemnifying Party. Provided that the indemnified Party acts in good faith, it may settle such claim on any terms it considers appropriate under the circumstances without in any way affecting its right to be indemnified hereunder. The indemnifying Party shall promptly reimburse the indemnified Party for all such costs and expenses.
19.4. Waiver of Subrogation
If a Party insures against any loss or damage it may suffer in respect of which it is required to indemnify the other Party, its Affiliates and their respective associates pursuant to this Article 19, it shall be a condition that the insuring Party arrange for the insurer to waive its right of subrogation against such other Party and such other Party’s Affiliates and their respective associates. Each Party shall be entitled to require proof from time to time that the other Party has complied with its obligations under this Article 19.4. In the event a Party does not comply with such obligations, the indemnities referred to in Articles 19.1, 19.2, and 19.3, as applicable, shall extend to any claim that may be made by an insurer pursuant to an alleged right of subrogation.
20. Reserved
21. Insurance
21.1. General Obligations
(a) Contractor represents that it has procured and will maintain insurance (“Ground Insurance”) against all risks and loss or damage to the Instrument, and to any and all components purchased for and intended to be integrated into the Instrument, in an amount not less than the greater of (i) the replacement value of, or (ii) the amounts paid by Customer with respect to, the Instrument and components. Contractor shall also maintain public liability insurance, insurance of employees, and comprehensive automobile insurance, all in amounts adequate for its potential liabilities under this Agreement. For the Instrument, such insurance shall cover the period beginning at the effective date of this Agreement up to the moment of Launch. In addition, Contractor shall require each of its subcontractors to provide and maintain insurance in amounts for their respective potential liabilities. In addition, Contractor represents that it has procured and will maintain at all times, from the effective date of this Agreement through Launch, Ground Insurance for all other Work.
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WV3 Instrument Purchase Agreement 60151
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(b) In the event of a loss under any of such policies, Customer shall be entitled to select (i) to instruct Contractor to replace the Instrument, or (ii) payment of the proceeds under such policies in an amount of the greater of (i) the replacement value of, or (ii) the amounts paid by Customer with respect to, the Instrument and components
(c) Contractor shall provide a certificate of insurance certified by Contractor’s insurance broker, evidencing such insurance coverage to Customer at Customer’s request.
(d) Contractor shall require its insurers to waive all rights of subrogation against Customer. Customer shall be named as an additional insured under Contractor’s third-party liability coverages, and as a loss payee as Customer’s interests may appear with respect to property insurance.
21.2. Launch and In-Orbit Insurance
(a) Customer will be responsible for procuring launch insurance for the Satellite including the Instrument. Customer will require its Insurers to waive all rights of subrogation against Contractor. Contractor shall, at the written request of Customer, provide Customer with reasonable assistance (such as providing required technical information) in Customer’s efforts to procure launch insurance, and support at Customer’s meetings with insurers, if necessary.
22. Dispute Resolution
Any dispute, claim, or controversy (“Dispute”) between the Parties arising out of or relating to this Agreement, including but not limited to any Dispute with respect to the interpretation, performance, termination, or breach of this Agreement or any provision thereof shall be resolved as provided in this Article 22. However, disputes as to payments pursuant to Article 4.3 shall be resolved in accordance with the provisions of Articles 4.3 and 4.4.
22.1. Informal Dispute Resolution
Subject to the provisions of 22.2, prior to or concurrent with the initiation of formal dispute resolution procedures, the Parties shall first attempt to resolve their Dispute informally, in a timely and cost-effective manner, as follows:
(a) If, during the course of the Work, a Party believes it has a Dispute with the other Party, the disputing Party shall give written notice thereof, which notice will describe the Dispute and may recommend corrective action to be taken by the other Party. The Contractor Program Manager shall promptly consult with the Customer Program Manager in an effort to reach an agreement to resolve the Dispute.
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(b) In the event agreement cannot be reached within 10 days of receipt of written notice, either Party may request the Dispute be escalated, and the respective positions of the Parties shall be forwarded to an executive level higher than that under paragraph (a) above for resolution of the Dispute.
(c) In the event agreement cannot be reached under paragraphs (a) or (b) above within a total of 20 days after receipt of the written notice described in paragraph (a) above, either Party may request the Dispute be escalated, and the respective positions of the Parties shall be forwarded to the senior executive officer of each Party, and such executives shall meet during such time to resolve the Dispute.
(d) In the event agreement cannot be reached under paragraphs (a), (b) or (c) above within a total of 30 days after receipt of the written notice described in paragraph (a) above, either Party may proceed with arbitration in accordance with Article 22.2.
22.2. Arbitration
(a) Any dispute or disagreement arising between the Parties in connection with the interpretation of any Article or provision of this Agreement, or the compliance or non-compliance therewith, or the validity or enforceability thereof, or any other dispute related to this Agreement which is not settled to the mutual satisfaction of the Parties within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either Party informs the other, in writing, that such dispute or disagreement exists, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, in effect on the date that such notice is given. Arbitration shall be held in Denver, Colorado, U.S.A.
(b) The Party demanding arbitration of a controversy shall, in writing, specify the matter to be submitted to arbitration and, simultaneously, choose and nominate a competent individual to act as an arbitrator. Thereupon, within fifteen (15) days after receipt of such written notice, the other Party shall, in writing, choose and nominate a second competent arbitrator. The two arbitrators so chosen shall promptly select a third arbitrator, giving written notice to both Parties of their choice and fixing a time and place at which both Parties may appear and be heard with respect to the controversy at hand. In the event the two arbitrators fail to agree upon a third arbitrator within a period of seven (7) days, or if, for any other reason, there is a lapse in the naming of an arbitrator or arbitrators, or in the filling of a vacancy, or in the event of failure or refusal of any arbitrator(s) to attend to or fulfill his or their duties, then upon application by either Party to the controversy, an arbitrator or arbitrators shall be named by the American Arbitration Association. The arbitration award made shall be final and binding upon the Parties and judgment may be entered thereon, upon the application of either Party to any court having jurisdiction. In no event may the arbitrators award any special, incidental, indirect, consequential or punitive damages, including loss of profits or revenues, or prejudgment interest.
(c) Each Party shall bear the cost of preparing and presenting its case. The cost of arbitration, including the fees and expenses of the third arbitrator, will be shared equally by the Parties unless the award otherwise provides.
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23. Launch Support and Launch
Contractor shall provide the Launch Support Services set forth in Exhibit 1.
24. Customer’s Responsibilities
(a) In addition to Customer’s responsibilities identified in this Agreement, Customer shall also discharge those responsibilities, at no cost to Contractor or to Subcontractors, as set forth in Exhibit 1 and below.
(b) Customer shall provide written notification to Contractor as early as practicable as to the identity and nationality of its employees and Consultant(s) for whom access to Contractor’s and Subcontractors’ facilities are required, and subsequent changes thereto, if any. It is recognized that certain United States Government approvals may be required before such employees and Consultant(s) have access to Work pursuant to the provisions of Article 5.
25. Failure to Make Adequate Progress
Notwithstanding Articles 20 and 26, if, at any time prior to Delivery of a Contract Deliverable (but not thereafter), Contractor has failed to make adequate progress toward the completion of such Contract Deliverable, including where such failure is due to the Contract Deliverable or any component thereof being damaged or destroyed where such damage or destruction does not constitute an Excusable Delay, such that Contractor, due to causes related to such Contract Deliverable, will not be able to Deliver the Contract Deliverable by the applicable Delivery Date (as such date may have been modified in accordance with this Agreement) for such Contract Deliverable, then Customer shall be entitled to deliver to Contractor a Demand for correction of the failure to make adequate progress. Such Demand shall state the details of the failure. Within [**Redacted**] after receipt of the Demand, or such longer time as the Parties may agree, Contractor shall submit to Customer a Correction Plan (in the level of detail feasible within that timeframe) for achieving Delivery not later than the [**Redacted**] following the originally scheduled Delivery Date. If such Correction Plan does not reasonably correct or offset the effect of the failure so as to demonstrate that Delivery of the Contract Deliverable affected thereby can be achieved within [**Redacted**] after the originally scheduled Delivery Date, Customer may reject the Correction Plan, and Contractor shall revise the Correction Plan so as to demonstrate that Delivery for the Contract Deliverable affected thereby can be achieved within [**Redacted**] after the originally scheduled Delivery Date.
26. Termination
26.1. Termination for Customer’s Convenience
(a) Customer may, upon written notice to Contractor, terminate the Work in accordance with the terms set forth below, and Contractor shall immediately cease Work in the manner and to the extent specified below.
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(b) In the event of termination under this Article 26.1, and provided the termination is not due to Contractor’s default under Article 26.2, Contractor shall be entitled to payment of an amount equal to the Termination Liability Amount specified in Exhibit 2. The Customer shall pay the above amount less the sum of all amounts previously received by Contractor in cash under this Agreement. In no event shall the amounts payable pursuant to this Article 26.1 exceed the Contract Price.
(c) If it is feasible for Contractor to use any items of terminated Work, it shall submit to Customer an offer to acquire such items. If such offer is accepted by Customer, Contractor’s termination invoice shall be credited with the agreed acquisition price.
26.2. Termination for Contractor’s Default
(a) Customer may terminate this Agreement upon service of written notice of default to Contractor at any time after the occurrence of any of the following:
(1)
Subject to any schedule adjustments pursuant to Article 9, Contractor fails to meet any of the program Milestone events set forth in Exhibit 2 causing a delay that could reasonably be expected to delay the Delivery Date of the Instrument taking into consideration the grace period set forth in clause (2) below.

(2)
The Instrument has not been delivered within [**Redacted**] of the scheduled Delivery Date as set forth in Exhibit 2 and as may be extended in accordance with this Agreement. Contractor commences a voluntary proceeding concerning itself under any applicable bankruptcy, insolvency, reorganization, adjustment of debt, relief of debtors, or similar law (“Insolvency Law”); or any involuntary proceeding commences against Contractor under an Insolvency Law and the petition has not been dismissed within [**Redacted**] after commencement of the proceeding; or a receiver or custodian is appointed for or takes charge of all or a substantial portion of the property of Contractor and such custodian or receiver has not been dismissed or discharged within [**Redacted**]; or Contractor has taken action toward the winding-up, dissolution, or liquidation of Contractor or its business; or Contractor has been adjudicated insolvent or bankrupt or an order for relief or any other order approving a case or proceeding under any Insolvency Law has been entered; or Contractor has made a general assignment for the benefit of creditors or becomes unable to pay its debts generally as they become due. Should Contractor become a debtor in any bankruptcy proceeding, Contractor shall move to assume or reject this Agreement within [**Redacted**] after the entry of any order for relief; or

(3)
Contractor has purported to assign or transfer this Agreement in violation of the provisions of Article 27.1 and Contractor fails to cure such unauthorized purported assignment or transfer within thirty (30) days after receiving written notice from Customer of the unauthorized purported assignment or transfer.

(b) In the event Customer terminates this Agreement pursuant to paragraph (a), Contractor shall be entitled to payment of an amount equal to the lesser of (i) the actual costs incurred (subject to audit by a mutually agreeable third party) or (ii) the Termination Liability Amount specified in Exhibit 2 minus [**Redacted**] , less the sum of all amounts already received by Contractor in cash or cash equivalent under this Agreement.
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WV3 Instrument Purchase Agreement 60151
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(c) If, after termination of this Agreement under the provisions of paragraph (a), it is determined by arbitration, pursuant to Article 22, or admitted in writing by Customer, that Contractor was not in default under the provisions of paragraph (a), or that any delay giving rise to the default was excusable under the provisions of Article 9, such termination shall be considered a Termination for Convenience by Customer and the provisions of Article 26.1 shall apply.
26.3. Termination for Excusable Delay
(a) Customer may, upon written notice to Contractor, immediately terminate this Agreement, if and when it becomes reasonably certain that the aggregate of Excusable Delays will exceed [**Redacted**].
(b) In the event of termination under this Article 26.3, Contractor shall be entitled to the lesser of (i) the actual costs incurred plus a profit equal to [**Redacted**] and (ii) the Termination Liability Amount specified in Exhibit 2, in either case less the sum of all amounts received by Contractor in cash or cash equivalents under this Agreement.
(c) In the event it is determined by arbitration pursuant to Article 22 or by written agreement of the Parties that Customer wrongfully terminated this Agreement under this Article 26.3, such termination shall be considered a Termination for Convenience by Customer and the provisions of Article 26.1 shall apply.
26.4. Expiration of Termination Right
Notwithstanding the foregoing, Customer’s right to terminate this Agreement pursuant to Articles 26.1 through 26.3 shall expire upon Final Acceptance of the last Deliverable Item.
26.5. Termination for Customer’s Default
(a) Contractor may stop Work or terminate this Agreement in whole or in part upon service of written notice of default to Customer at any time after the occurrence of any of the following:
(1)
Customer fails to make any undisputed milestone or other payment when due (including any grace periods) and fails to cure such breach within [**Redacted**] following receipt of notice from Contractor, or

(2)
Customer commences a voluntary proceeding concerning itself under any applicable bankruptcy, insolvency, reorganization, adjustment of debt, relief of debtors or similar law (“Insolvency Law”); or any involuntary proceeding commences against Customer under an Insolvency Law and the petition has not been dismissed within [**Redacted**] after commencement of the proceeding; or a receiver or custodian is appointed for or takes charge of all or a substantial portion of the property of Customer and such custodian or receiver has not been dismissed or discharged within [**Redacted**]; or Customer has taken action toward the winding-up, dissolution, or liquidation of Customer or its business; or Customer has been adjudicated insolvent or bankrupt or an order for relief or any other order approving a case or proceeding under any Insolvency Law has been entered; or Customer has made a general assignment for the benefit of creditors or becomes unable to pay its debts generally as they become due. Should Customer become a debtor in any bankruptcy proceeding, Customer shall move to assume or reject this Agreement within [**Redacted**] after the entry of any order for relief; or

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(3)
Customer has purported to assign or transfer this Agreement in violation of the provisions of Article 27.1 and Customer fails to cure such unauthorized assignment or transfer within [**Redacted**] after receiving written notice from Contractor of such unauthorized purported assignment or transfer by Customer.

(b) Except as specified in this Agreement, Contractor shall not have the right to terminate or suspend this Agreement.
26.6. Consequence of Termination; Invoice, Audit
(a) Upon receipt of a notice of termination, as provided in this Article 26, Contractor shall take the following actions:
(1)
stop Work under this Agreement on the date and to the extent specified in the notice of termination, except those services that are specifically intended to be provided in connection with a termination of this Agreement;

(2)	withhold delivery of any of the items to be supplied hereunder until Contractor has received full payment under this Article 26;

(3)	place no further orders or subcontracts for materials, services, or facilities to the extent they relate to the performance of the Work terminated;

(4)	terminate orders and subcontracts to the extent they relate to the performance of the Work terminated;

(5)	settle all outstanding liabilities and all claims arising out of such termination of orders and subcontracts for materials, services, or facilities; and

(6)
take such action as may be reasonably necessary, or as Customer may direct, for the protection and preservation of the property related to this Agreement that is in the possession of Contractor or any subcontractor and in which Customer has or may acquire an interest.

(b) Upon termination of this Agreement in accordance with this Article 26, with regard to any amounts payable by Customer to Contractor hereunder, Contractor shall submit an invoice to Customer within [**Redacted**] after the termination date, which invoice shall specify the amount due to Contractor from Customer pursuant to this Article 26. By notice in writing received by Contractor no later than [**Redacted**] after receipt of Contractor’s invoice pursuant to this Article 26, Customer may dispute the amount specified in said invoice. In the event Customer does not so notify Contractor that it disputes the amount in Contractor’s invoice within [**Redacted**] after receipt thereof, Customer shall be deemed to have accepted such invoice.
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WV3 Instrument Purchase Agreement 60151
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(c) Contractor shall be entitled to payment by Customer of undisputed amounts in such invoice within [**Redacted**] after Customer’s receipt of the invoice, and with respect to disputed interest amounts, [**Redacted**] after the resolution of such dispute. Payment of such amount by any Financing Entity on behalf of Customer shall relieve Customer from its obligation to make such payment. In the event Customer terminates this Agreement as provided in this Article 26, Contractor, if requested in writing by Customer, shall assign to Customer or its designee, such Subcontracts as requested by Customer, to the extent permitted by such Subcontracts.
(d) Upon completion of all payments in accordance with this Article 26, Customer may require Contractor to transfer to Customer in the manner and to the extent directed by Customer, title to and possession of any items (of which title would have passed) and assign licenses and subcontracts (to the extent they would have been assigned per the Agreement) comprising all or any part of the Work terminated (including all Work-in-progress, parts and materials, and all inventories and associated warranties), and Contractor shall, upon direction of Customer, protect and preserve property at Customer’s expense in the possession of Contractor or its Subcontractors in which Customer has an interest and shall facilitate access to and possession by Customer of items comprising all or part of the Work terminated. Alternatively, Customer may request Contractor to make a reasonable, good faith effort to sell such items and to remit any sales proceeds to Customer less a deduction for costs of disposition reasonably incurred by Contractor for such efforts. To the extent Contractor’s compliance with this paragraph (d) requires governmental approvals and Contractor cannot, with the exercise of commercially reasonable efforts, procure such approvals, Contractor shall be excused from performing its obligations under this paragraph (d).
(e) Payment of the amount payable by Customer to Contractor pursuant to paragraph (d) above shall constitute a total discharge of Customer’s liabilities to Contractor for termination pursuant to this Article 26.
(f) The amounts payable by Contractor under paragraph (d) above shall be verified at Customer’s request and expense by an internationally recognized firm of accountants appointed by Customer for that purpose subject to approval of Contractor.
26.7. Security Interests
In the event Contractor becomes insolvent or bankrupt and is unable to provide adequate assurance of performance acceptable to Customer, Customer shall have the right to take possession of the Deliverables and/or the components thereof, and shall have a perfected security interest to the extent of payments by Customer to Contractor. [**Redacted**].
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WV3 Instrument Purchase Agreement 60151
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27. General
27.1. Assignment
(a) This Agreement can be collaterally assigned, pledged or encumbered to any financial institution for making loans or otherwise extending credit to either Party. Neither Party may assign any rights or obligations hereunder without the prior express written consent of the other, except: (i) to a third party pursuant to a merger, sale of stock or all or substantially all assets, (ii) to a subsidiary, or other corporate reorganization in which all or substantially all of the assets associated with this Agreement is transferred, or (iii) the involuntary transfer as a result of this Agreement being taken by a financial institution following the default and declaration of default by the financial institution of material obligations under the financing or refinancing arrangement of the Party. Any purported assignment, transfer or subcontract shall be void and ineffective without such written consent; such permission will not be unreasonably withheld. Subject to the above restrictions on assignment, this Agreement shall inure to the benefit of and bind the successors and assigns of the Parties.
(b) Customer shall not, without the prior written approval of Contractor, assign, mortgage, charge, or encumber this Agreement or any part thereof, or merge with or into or sell all or substantially all its assets to any other entity (except to its parent company or a wholly-owned direct or indirect subsidiary company of Customer, or any person or entity acquiring all or substantially all the assets of Customer (through merger, stock or asset acquisition, recapitalization, or reorganization) where such merger, acquisition, recapitalization, or reorganization adversely affects Contractor’s rights under this Agreement); provided, however, Contractor shall provide its approval, if in Contractor’s reasonable judgment, Contractor’s rights under this Agreement are not and would not be adversely affected thereby.
(c) The assigning Party shall reimburse the other Party for all reasonable expenses incurred by the other Party (and invoiced in reasonable detail) in obtaining advice from its external financial and legal advisors relating to the assigning Party’s proposed assignment or transfer.
(d) This Agreement shall be binding on the Parties and their successors and permitted assigns. Assignment of this Agreement shall not relieve the assigning Party of any of its obligations nor confer upon the assigning Party any rights except as provided in this Agreement.
27.2. Entire Agreement
This Agreement, including the Exhibits attached hereto, constitutes the entire understanding and agreement between the Parties regarding the Work and all obligations set forth herein and supersedes all prior and contemporaneous communications, negotiations, and other agreements either written or oral unless expressly incorporated by reference into this Agreement.
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WV3 Instrument Purchase Agreement 60151
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27.3. Amendments / Modifications
This Agreement, including any and all of its Schedules, Attachments, Annexes, Exhibits and Appendices thereto, may not be amended, modified, supplemented, or otherwise altered except by a written instrument of subsequent date signed by an officer of Contractor, or another person designated in writing by any such officer to sign such an instrument and a senior vice president of Customer, or another person designated in writing by any such Customer senior vice president to sign such an instrument.
27.4. Severability
In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired and the invalid or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid and enforceable, comes closest to the intention of the Parties with respect to the overall Agreement and the invalid or unenforceable provision.
27.5. Applicable Law
Except as provided in Article 22, this Agreement and performance under it shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado, without regard to conflict of laws or provisions thereof.
27.6. Notices
(a) All notices, requests, demands, and determinations under this Agreement, including any required under Article 27.1 (Assignment), (other than routine operational communications), shall be in writing and shall be deemed duly given (i) when delivered by hand, (ii) two (2) Business Days after being given to an express courier with a reliable system for tracking delivery, or (iii) when sent by facsimile (confirmed by the specific individual to whom the facsimile is transmitted) with a copy sent by another means specified in this Article 27.6, and addressed as follows:

Customer:	DigitalGlobe, Inc.
1601 Dry Creek Drive
Suite 260
Longmont, Colorado 80503
Tel: [**Redacted**]
Fax: [**Redacted**]
Attn.: [**Redacted**]

Contractor:	ITT Space Systems Division
1447 St. Paul Street
P.O. Box 60488
Rochester, NY 14606-0488
Tel: [**Redacted**]
Fax: [**Redacted**]
Attention: [**Redacted**]
(b) A Party may from time to time change its address or designee for notification purposes by giving the other Party prior written notice of the new address or designee and the date upon which it will be effective.
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WV3 Instrument Purchase Agreement 60151
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27.7. Relationship of the Parties
Both Parties are independent contractors under this Agreement. Nothing contained in this Agreement is intended nor is to be construed so as to constitute Contractor and Customer as partners, agents or joint ventures with respect to this Agreement. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement, or undertaking with any third party.
27.8. Survival
The following Articles, and the provisions contained therein, shall be deemed to survive the termination (for any reason) or expiration of this Agreement, and, accordingly, such Articles shall remain applicable and enforceable in accordance with their terms:
(a)	Article 1 (Definitions and Construction);

(b)	Article 8 (Title and Risk of Loss);

(c)	Article 9 (Excusable Delay);

(d)	Article 16.3 (Contractor’s Warranties for Contract Deliverables);

(e)	Article 18 (Intellectual Property Rights);

(f)	Article 19 (Indemnification);

(g)	Article 20 (Liquidated Damages for Late Delivery);

(h)	Article 22 (Dispute Resolution);

(i)	Article 26 (Termination);

(j)	Article 27 (General);

(k)	Exhibit 3 (Worldview 3 Instrument Software License Agreement)
27.9. No Third Party Beneficiaries
This Agreement is entered into solely between, and may be enforced only by, Customer and Contractor and their permitted assigns. This Agreement shall not create any rights in third parties, including suppliers and customers of either Party or create any obligations of a Party to any such third parties.
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27.10. Consent and Approvals
Except where expressly provided as being in the sole discretion of a Party, where agreement, approval, acceptance, consent, or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or withheld. An approval or consent given by a Party under this Agreement shall not relieve the other Party from responsibility for complying with the requirements of this Agreement, nor shall it be construed as a waiver of any rights under this Agreement, except as and to the extent otherwise expressly provided in such approval or consent.
27.11. No Waiver Remedies
No failure or delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude the exercise of any other or further right, power or privilege. The rights and remedies in the Agreement are cumulative and not exclusive of any rights and remedies provided by law.
27.12. Covenant of Good Faith
Each Party agrees that, in respective dealings with the other Party under or in connection with this Agreement, it shall act in good faith.
27.13. Limitation of Liability
Notwithstanding any other provision in this Agreement to the contrary: (1) in no event shall either party be liable to the other party or any other person or entity for any special, exemplary, indirect, incidental, consequential, or punitive damages of any kind or nature whatsoever (including without limitation, lost revenues, profits, savings, business) or loss of records or data, even if such party has been informed in advance of the possibility of such damages; [**Redacted**] arising out of, or resulting from this Agreement’s performance or non-performance or breach thereof, and (3) at the time liability attaches to Contractor, in no event shall [**Redacted**] by the Contractor.
27.14. Public Announcements.
Neither Party, nor any of their officers, directors, employees, agents or representatives shall make any disclosure except as may be required by law or purposes of financing, or public announcement with respect to the transaction contemplated by this Agreement without prior written approval of the other Party.
27.15. Non-Disclosure of Proprietary Information (Exhibit 4)
The Parties have entered into a standard nondisclosure agreement governing the use, protection and disclosure of confidential and proprietary information.
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WV3 Instrument Purchase Agreement 60151
Document No. 10329740
27.16. Time Sensitive Delivery.
The timely delivery of the instruments under this Agreement directly impacts the timely completion of Customer’s project. Failure to deliver in strict compliance with the terms of this Agreement will cause Customer losses related to the project and other contractors requiring these instruments to complete this project. Thus, time is of the essence under this Agreement.
IN WITNESS WHEREOF, this Agreement has been executed on behalf of Customer and Contractor by persons authorized to act on their behalf.
DigitalGlobe, Inc. ITT Space Systems. LLC

BY:	/s/ Yancey Spruill	[**Redacted**]

SIGNATURE: Yancey Spruill		[**Redacted**]

TITLE:	Executive Vice President & Chief Financial Officer	[**Redacted**]

[**Redacted**]		[**Redacted**]
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

FOIA CONFIDENTIAL TREATMENT REQUESTED	WV3 Instrument Statement of Work Doc Number 10329744
PORTIONS OF THIS EXHIBIT MARKED BY [**Redacted**] HAVE BEEN OMITTED PURSUANT TO A
REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
EXHIBIT 1 to Agreement 60151
Statement of Work
for the
WorldView 3 Instrument

Document Number	10329744
Release Date:	August 26, 2010
Issue/Revision	Initial Release
Prepared by:	Jim McClelland
Approved by:	Steve Linn
RESTRICTION ON USE, PUBLICATION, OR DISCLOSURE OF PROPRIETARY INFORMATION
This document contains information proprietary and confidential to DigitalGlobe Incorporated, to its subsidiaries, or to a third party to whom DigitalGlobe Incorporated may have a legal obligation to protect such information from unauthorized disclosure, use or duplication. Any disclosure, use or duplication of this document or of any of the information contained herein for other than the specific purpose for which it was disclosed is expressly prohibited, except as DigitalGlobe Incorporated may otherwise agree to in writing. This document may only be used for the purpose for which it is provided. All copies of this document are the sole property of DigitalGlobe and will be returned promptly upon request.

WV3 Instrument Statement of Work Doc Number 10329744
Table Of Contents

REVISIONS	III
1.0 INTRODUCTION	1
1.1 Definitions	1
1.2 Program Overview	2
1.3 System Description	2
2.0 DOCUMENTS	3
2.1 Applicable Documents	3
2.2 Reference Documents	3
3.0 CONTRACT DELIVERABLES	5
3.1 Deliverable Items	5
3.2 Deliverable Data Items	5
3.3 Deliverable Services	5
4.0 PROGRAM MANAGEMENT	6
4.1 Program Philosophy	6
4.2 Program Management Structure (CDIL PM-1)	6
4.3 DigitalGlobe Management	6
4.4 Master Program Schedule (CDIL PM-2)	7
4.5 Meetings & Reviews	9
4.6 Documentation Management	11
4.7 Action Item List (CDIL PM-7)	12
4.8 Financial Management	13
4.9 Contract Change Control	13
4.10 Risk Management Report (CDIL PM-9)	13
4.11 DigitalGlobe On-Site Representatives	14
5.0 DESIGN	15
5.1 General	15
5.2 Design Reviews	15
5.3 Design Data	15
5.4 Documentation	20
6.0 PRODUCT ASSURANCE	21
6.1 Product Assurance Plan (CDIL QA-1)	21
6.2 Parts, Materials, and Processes	21
6.3 As-Built Configurations and Conformance	22
6.4 Product Assurance Reviews (CDIL QA-7)	23
6.5 Contamination Control Plan (CDIL QA-8)	23
6.6 Failure Reports (CDIL QA-9)	23
7.0 PROCUREMENT	24
7.1 General	24
7.2 Reviews	24
7.3 Program Subcontract Status Report (CDIL PT-1)	24
7.4 Subcontract Flow-downs	24
7.5 Test Connectors and Connector Savers	24
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WV3 Instrument Statement of Work Doc Number 10329744

8.0 PRODUCTION ACTIVITIES	26
8.1 General	26
8.2 Production Process	26
8.3 Access	26
8.4 Production Documentation	26
9.0 INTEGRATION AND TEST ACTIVITIES	27
9.1 General	27
9.2 Component / Subsystem Level Testing	27
9.3 Integration and Test	27
9.4 Post-Shipment Instrument Testing	28
9.5 Supporting Documents	28
9.6 System Test Plans (CDIL PT-5)	29
9.7 System Test Reports (CDIL PT-6)	29
9.8 End-Item Data Package Reviews	29
9.9 Test Reviews	29
9.10 Un-Interruptible Power Supply	29
9.11 Government Furnished Equipment	29
10.0 CUSTOMER FURNISHED EQUIPMENT	30
[**Redacted**]	30
[**redacted**]	30
[**redacted**]	30
[**redacted**]	30
11.0 STORAGE AND DELIVERY	31
11.1 General	31
11.2 Pre-Ship Review	31
11.3 Pre-Shipment Storage	31
11.4 Pre-Shipment Retest	31
11.5 Shipping and Delivery	32
12.0 SPACECRAFT SYSTEM INTEGRATION AND TEST	32
13.0 LAUNCH AND MISSION SUPPORT	33
13.1 Training	33
13.2 Command and Telemetry Handbook (CDIL LM-2)	33
13.3 Procedure Development Support	33
13.4 Commissioning Plan Development Support	33
13.5 Anomaly Preparations	33
13.6 Mission Operations Support [**Redacted**]	34
13.7 Software Test Bench	34
14.0 RESERVED	35
15.0 FACILITIES	35
ATTACHMENT 1: CONTRACT DATA ITEMS LIST	1
ATTACHMENT 2: CUSTOMER FURNISHED EQUIPMENT	1
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WV3 Instrument Statement of Work Doc Number 10329744
Revisions

REV 0.1
Page	Paragraph	Description	Was	Is
All		Incorporate previous changes to Statement of Work —[**Redacted**]
All		Updates as negotiated to establish the WV3 Baseline SOW
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WV3 Instrument Statement of Work Doc Number 10329744
1.0 Introduction
The Statement of Work defines those tasks to be performed by the WorldView-3 (WV3) Instrument Contractor (Contractor), in defining, designing, producing, testing, verifying, and preparing for launch, a WorldView-3 Instrument required to achieve the schedule provided herein. This document also defines the scope of work required from DigitalGlobe (Customer), the Space Segment Integrator (SSI), and associated subcontractors in order for the Contractor to execute this contract successfully.
Associate contractors under contract to DigitalGlobe will provide the WorldView Spacecraft Bus, Satellite Integration, and the Launch Vehicle Segment.
1.1 Definitions
In this Statement of Work, the following terms shall have the meaning stated hereunder:

Agreement	Instrument Purchase Agreement 60151

Authorization To Proceed (ATP)	Effective date of work commencement per the Agreement and this SOW

Delivery	Delivery of a WV3 Instrument is defined as delivery to the Space Segment Integrator such that the WV3 Instrument is available for integration with the Spacecraft Bus and is known to meet specified requirements.

Delivery of a WV3 Instrument occurs upon the later of:
1.	Post-shipment functional testing of the flight hardware at the SSI facility, completion of related data analysis, and post-shipment test data review

2.
Submittal by Contractor and acceptance by DigitalGlobe of all supporting documentation to demonstrate compliance with this Statement of Work including all Applicable Documents and Interface Control Documents.

Delivery of a WV3 Instrument analytical model, such as a thermal model or a finite element model (FEM), is defined as delivery to the Space Segment Integrator such that the model can be used for satellite-level analysis. Delivery of an analytical model will be complete after verification by the SSI of the model’s usability.

Final Acceptance	Occurs following Initial Acceptance upon submittal and acceptance by DigitalGlobe of all outstanding Deliverable Data Items and requirements verification documentation.
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WV3 Instrument Statement of Work Doc Number 10329744

Initial Acceptance	Occurs upon the later of:
1.	Completion of the post-shipment Instrument testing at the SSI facility, related data analysis, and post-shipment test data review

2.	Delivery by Contractor and Acceptance by DigitalGlobe of all Instrument requirements verification documentation

Satellite	The complete space-borne infrastructure required to perform the mission of providing [**Redacted**] imagery of the Earth. The Satellite consists of the WV3 Instrument and the Spacecraft Bus.

Sensor Subsystem (SSS)	That part of the Instrument that [**Redacted**]

Space Segment Integrator (SSI)	The SSI is the integrating contractor for the WorldView 3 satellite system. The SSI has responsibility for the design, fabrication, test, and launch support, of the WorldView 3 satellite. The SSI provides integrating services to define spacecraft bus, launch, and operating interfaces and environments as well as satellite integration interfaces and environments for the WV3 Instrument.

Spacecraft Bus	The Bus is that part of the Satellite that provides the support infrastructure so the Instrument can function.

Telescope Support Electronics	The Telescope Support Electronics (TSE) are the electronics required to [**Redacted**].

Optical Telescope Unit (OTU)	That part of the Instrument that collects light photons [**Redacted**] and [**Redacted**]

WV3 Instrument	The Instrument is the part of the Satellite comprised of the OTU and Sensor Subsystem as previously defined. The Instrument also includes the thermal control system provided by Contractor.
1.2 Program Overview
Under this Statement of Work, DigitalGlobe will procure one (1) WorldView-3 Instrument including intra-unit cables, as well as brackets for mounting the cables to the spacecraft bus. The Instrument shall be compatible with the spacecraft bus supplied by the Space Segment Integrator. The Instrument will be substantially similar to the WV2 Instrument supplied by the Contractor to DigitalGlobe for the NextView program.
1.3 System Description
[**redacted**] defines the major assemblies, subsystems and units/functions of the Instrument and shows how they are allocated between the Instrument and the Satellite. [**Redacted**]
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WV3 Instrument Statement of Work Doc Number 10329744
2.0 Documents
This Statement-of-Work identifies applicable and reference documents. These documents provide detailed requirements regarding Instrument performance, interfaces, and/or standardized design, fabrication, and testing processes/procedures. The Contractor and DigitalGlobe will perform the defined work according to the standardized processes/procedures to the extent specified herein.
In the event of any conflict between documents, the following order of precedence shall prevail: a) Agreement Terms & Conditions; b) Statement of Work; c) Instrument Specification; d) Applicable documents.
2.1 Applicable Documents
The documents listed below shall apply to the extent referenced herein and form a part of this Statement of Work. Revision “MAR” denotes latest Mutually Agreed upon Revision.
DigitalGlobe Produced Documents

APP-DGI-1	WorldView-3 Instrument Specification	[**Redacted**]

APP-DGI-2	Risk Management Plan for WorldView Development	[**Redacted**]
Contractor Produced Documents

APP-CON-1	NextView Product Assurance (& Supplier Product Assurance) Plan	[**Redacted**]

APP-CON-2	Selection and Approval of Parts and Materials and Processes	[**Redacted**]

APP-CON-3	Responsibilities for Control of Critical Life Items	[**Redacted**]

APP-CON-4	Contractor Electrical, Electronic, and Electromechanical (EEE) Parts Selection	[**Redacted**]
Satellite Integrator Produced Documents

APP-SSI-1	WV3 Instrument to Spacecraft Interface Control Document	[**Redacted**]
Government Produced Documents

APP-GOV-1	TBS
2.2 Reference Documents
The documents listed below are identified for reference only.
DigitalGlobe Produced Documents

REF-DGI-1	TBS
Contractor Produced Documents

REF-CON-1	TBS
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WV3 Instrument Statement of Work Doc Number 10329744
Satellite Integrator Produced Documents

REF-SSI-1	WV3 Instrument Integration and Test ICD	[**Redacted**]
Government Produced Documents

REF-GOV-1	Preliminary Design Review	[**Redacted**]
(http://pbma.nasa.gov/docs/public/pbma/general/1215-1.pdf)
also available as
NASA Public Lesson Learned Entry: 0655
(http://www.nasa.gov/offices/oce/llis/0655.html)

REF-GOV-2	Critical Design Review for Unmanned Missions	[**Redacted**]
(http://pbma.nasa.gov/docs/public/pbma/general/1215-3.pdf)
also available as
NASA Public Lessons Learned Entry: 0657
(http://www.nasa.gov/offices/oce/llis/0657.html)

REF-GOV-3	Pre-Ship Review	[**Redacted**]
(http://klabs.org/DEI/References/design_guidelines/design_series/1215-5.pdf)
also available as
NASA Public Lessons Learned Entry: 0668
(http://www.nasa.gov/offices/oce/llis/0668.html)
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WV3 Instrument Statement of Work Doc Number 10329744
3.0 Contract Deliverables
3.1 Deliverable Items
a.
One (1) WorldView-3 Instrument, including intra-unit cables and brackets for mounting cables to the spacecraft bus, meeting the requirements of the WorldView-3 Instrument Specification and Engineering Change Proposals (ECP’s) executed as part of the Agreement.

Delivery Flight Unit: [**Redacted**]

Note: Delivery occurs per definition in paragraph 1.1

b.	Any Engineering Model Units produced in performance of this contract

Delivery: Final Acceptance of [**Redacted**]

c.	Connectors, pins and sockets, with spares, insertion/extraction tools and crimping data, as defined in Section 7.5

Delivery: [**Redacted**]
3.2 Deliverable Data Items
Reference Attachment 1: Contractor Data Items List (CDIL). Unless otherwise noted herein, all final deliveries of Deliverable Data Items are due at Instrument Pre-Ship Review.
3.3 Deliverable Services
Deliverable services include labor required to support the engineering and management activities necessary to achieve the Instrument schedule including, but not limited to, the following:
a.	Satellite Test and Integration Support

b.	On-orbit satellite Commissioning support

c.	On-orbit satellite Calibration and Validation support

d.	On-call Troubleshooting support
The above services will be contracted separately [**Redacted**]. DigitalGlobe and Contractor agree that any Deliverable Services are not included in the Firm, Fixed Price of the Agreement.
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WV3 Instrument Statement of Work Doc Number 10329744
4.0 Program Management
4.1 Program Philosophy
Emphasis throughout all phases and functions of the project shall be to produce a reliable Instrument that meets the performance requirements on the contracted schedule. [**Redacted**].
4.2 Program Management Structure (CDIL PM-1)
A diagram illustrating the Program Management Structure (CDIL PM-1) shall be provided to DigitalGlobe. This diagram(s) shall indicate job titles and names of the program management team. The diagram shall be updated and submitted to DigitalGlobe when any personnel changes represented in the diagram take place.
A dedicated Program Manager shall be appointed by the Contractor prior to the start of the contract. The Program Manager shall lead all of the Contractor’s activities under the contract.
The Program Manager shall coordinate changes to contract conditions, price, timescale, deliverables, services or performance levels, unless a specific alternate has been appointed to deal with any of these matters. All changes to the contract documents shall require the written agreement of the Contractor contracts representative.
The Contractor shall appoint individual points of contact for each of the following:
a.	Program overall technical management (Instrument System Engineer)

b.	Program Product Assurance

c.	Program Integration and Test management

d.	Optical Telescope Unit (OTU) IPT lead

e.	Sensor subsystem lead engineer

f.	Focal Plane Unit (FPU) IPT lead

g.	Digital Processing Unit (DPU) IPT lead

h.	Power Supply Unit (PSU) IPT lead
These individuals are key personnel and, if performing to customer expectations, shall remain unchanged for the duration of the program. In the event that the Contractor determines that replacement of key personnel is necessary, the Contractor will notify DigitalGlobe as soon as possible prior to the impending change. If DigitalGlobe, in good faith, objects to the qualifications of key personnel, after being notified thereof, then Contractor agrees to discuss such objections with DigitalGlobe and resolve such concerns on a mutually agreeable basis, including selecting alternative personnel.
4.3 DigitalGlobe Management
DigitalGlobe will appoint a Program Manager who as an individual shall act as DigitalGlobe’s primary point of contact on all program management matters. As required, according to the activity and phase of the contract, he may nominate specific individuals to interface directly with the Contractor.
The DigitalGlobe Program Manager shall coordinate changes to contract conditions, price, timescale, deliverables, services or performance levels, unless a specific alternate has been appointed to deal with any of these matters. All changes to the contract documents shall require the written agreement of the DigitalGlobe contracts representative.
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WV3 Instrument Statement of Work Doc Number 10329744
DigitalGlobe will also appoint a responsible individual(s) to be a single point of contact for each of the following.
[**Redacted**]
The Contractor shall permit direct engineering interactions between these DigitalGlobe individuals and their Contractor counterparts.
4.4 Master Program Schedule (CDIL PM-2)
The Contractor shall develop maintain, and provide a Master Program Schedule (MPS) for the entire program including hardware, software, analyses, data item deliverables, and subcontractor activities for all phases of the program including design, integration, test, and shipment through final acceptance.
4.4.1 General
The MPS shall consist of a computer supported dependency network, each element of which shall represent a single program event. Each event shall be attributed a start and finish date. The network must clearly show the interdependency in terms of both time and function amongst the events.
The MPS shall be the major management tool for planning, monitoring and controlling the program, in terms of:
a.	Planning the program, monitoring progress, documenting actual activity accomplishment and actual durations.

b.	Predicting future progress.

c.	Identification of significant milestones e.g. review meeting.

d.	Identification of the time critical path.
4.4.2 Required Software
The Contractor shall create and maintain the network using Microsoft Project (Version 2003). The Contractor shall update and provide monthly a high level “wishbone” schedule consisting of key events for individual components and showing the project flow and dependencies leading to Instrument deliveries. Schedules of a detailed nature shall be provided electronically on a monthly basis. A hardcopy shall also be provided on request.
4.4.3 MPS Construction
4.4.3.1 Content
The network shall be constructed against the following major classifications:
a.	Deliverable hardware down to unit level, including major subcontract activities.

b.	Software development and test activities.

c.	New or modified facilities required to support the deliverables.

d.	Other events/items required to support the production of the deliverables or services. e.g. test aids, test software prototypes, etc.

e.	Customer Furnished Equipment required from DigitalGlobe.

f.	Deliverable Data Items

g.	Payment Milestones
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WV3 Instrument Statement of Work Doc Number 10329744
Individual items in each class shall be considered to consist of a number of generic events. These events shall typically consist of such activities as:
a.	Plan

b.	Design & develop

c.	Manufacture

d.	Assemble

e.	Integrate

f.	Test

g.	Deliver

h.	Reviews
However steps may be omitted or added given unit specific circumstances by mutual consent of the parties.
4.4.3.2 Unique Identifiers
The MPS shall include a unique identifying number for each task. This will more easily allow DigitalGlobe to combine certain tasks into a DigitalGlobe Master Schedule. Unique identifiers will not be deleted, reused, or re-assigned to other tasks.
4.4.4 Reports
All MPS events and milestones shall be coded to support both Gantt and Network views. All events and milestones shall be coded to permit a variety of sort options to be exercised without program modification. Both GANTT and network form shall be supported.
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WV3 Instrument Statement of Work Doc Number 10329744
4.5 Meetings & Reviews

The Contractor shall support the meetings and reviews listed in the following paragraphs. 4.5.1 Weekly Status Telecon
The Contractor Program Manager and other appropriate personnel shall support a weekly meeting/telecon with the DigitalGlobe Program Manager to review program status including schedule, technical, action items, and subcontracts.
4.5.2 Program Management Reviews (CDIL PM-3)
The Contractor shall provide a monthly Program Management Review (PMR) and shall include all aspects of the program. The PMR shall include the following at a minimum:
a.	Accomplishments since last review and action item status

b.	System technical status and progress, risk list updates, and residual risk assessment

c.	Program status including forthcoming events and activities

d.	Performance and quality assurance status

e.	Program schedule status including payment milestones

f.	Subcontractor status

g.	Contract status and issues
4.5.3 Program Reviews
4.5.3.1 List of Reviews
The Contractor shall conduct formal reviews at the following program milestones, at major component, subsystem, and Instrument level. The Contractor shall prepare charts, viewgraphs, analysis results, trade study results, etc. in the quantity and quality typical of aerospace industry reviews.
a.	System Requirements Review (SRR)

b.	As-Built WV2 Design and Performance Review (DPR)

c.	Delta Preliminary Design Review (PDR)

d.	Delta Critical Design Review (CDR)

e.	Manufacturing Readiness Review (MRR)

f.	Test Readiness Review (TRR)

g.	Test Data Review

h.	Component / Subsystem End Item Data Package Review (DPR)

i.	Pre-Ship Review (PSR)

j.	Post-Shipment Test Data Review
DigitalGlobe shall be invited to attend each review. Contractor shall provide at least two weeks advance notice for design reviews and Instrument-level test reviews to allow for travel planning. Contractor shall provide at least three business days advance notice for component-level test readiness reviews. A data package of the review material shall be provided at each review.
DigitalGlobe will prepare Launch and Mission Readiness Reviews. The Contractor shall provide inputs for preparation of these reviews on a time and materials basis. The purpose of the reviews is to establish that all launch processing activities have been successfully completed and that all mission support facilities are in place, have been tested successfully, and are capable of supporting the mission.
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WV3 Instrument Statement of Work Doc Number 10329744
4.5.3.2 Content of Reviews
a.	Design Reviews shall include that information and documentation typical of aerospace industry reviews, such as:
1.	Instrument mechanical configuration including stowed and deployed and [**Redacted**]

2.	Instrument electrical/electronic design

3.	Instrument software design

4.	Instrument optical design and prescription

5.	Instrument Operating Modes

6.	Fault Detection and Safing

7.	Budgets, measured performance, and Margins relative to specifications as outlined in Section 5.3.6, System Budgets
The reviews should be conducted for the Instrument as a system. If necessary, the reviews may be conducted separately for the Sensor Subsystem and the Telescope and will cover subsystem and system level issues. These reviews shall focus on integrating the diverse performance, functional, and operational aspects of the Instrument program including system level budgets. A data package of the review material shall be provided three business days prior to each review.
Specific analyses and detailed designs shall be reviewed in less formal but more detailed desktop reviews emphasizing electronic data transfer and coordination.
b.	Test Readiness Reviews (TRR’s) shall include that information and documentation typical of aerospace industry reviews, such as:
[**Redacted**]
c.	The test program Data Reviews will contain information and documentation typical of aerospace industry reviews such as:
1.	Test data review

2.	Review of [**Redacted**]

3.	Review of [**Redacted**].

4.	Instrument configuration review

5.	Review of integration and test activities for the upcoming program phase.
4.5.4 Component/Subsystem Design Review Listing (CDIL PM-4)
The Contractor shall prepare a summary listing of all planned component (box level) and subsystem design reviews. This listing shall include the Contractor provided and subcontractor provided hardware. This listing shall define the meeting format and required attendance. The Contractor shall provide a minimum of 10 days advance notice to DigitalGlobe for the following major reviews:
a.	System, Subsystem, and Component PDRs

b.	System, Subsystem, and Component CDRs
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WV3 Instrument Statement of Work Doc Number 10329744
DigitalGlobe attendance and participation shall be allowed, but not required at all reviews. The review activity will not be repeated if DigitalGlobe fails to attend.
4.5.5 Component/Subsystem Test Readiness / Data Review Listing (CDIL PM-5)
The Contractor shall prepare a summary listing of all planned component (box level) and subsystem qualification and acceptance test reviews. This listing shall include the Contractor provided and subcontractor provided hardware. This listing shall define the meeting format and required attendance. The Contractor shall inform DigitalGlobe of upcoming reviews in a timely manner.
DigitalGlobe attendance and participation shall be allowed, but not required at all reviews. The review activity will not be repeated if DigitalGlobe fails to attend.
4.5.6 DigitalGlobe Meetings
DigitalGlobe will arrange separate contracts for the:
a.	Spacecraft Bus and Satellite Integration

b.	Launch and mission insurance
A series of technical interchange and review meetings will be held with these contractors jointly and separately, as required. The Contractor shall provide representation at these meetings as needed to resolve interface issues. Costs associated with attendance of the meetings for segments as indicated in (a) above shall be at the Contractor’s expense.
In the case of the insurance (b), the Contractor will provide inputs to formal presentations and support meetings to be held at the DigitalGlobe facility and up to two meetings in London. Costs associated with item (b) shall be on a time and materials basis. DigitalGlobe will be responsible for responses to action items using information made available or provided by the Contractor during the course of the program.
4.6 Documentation Management
4.6.1 General
DigitalGlobe will have access rights to all program technical data that Contractor generates and all subcontractor data to which Contractor has legal and contractual rights. Program technical data may include design reviews, reports, drawings, analyses, certification logs, build logs, procedures, and test data generated by the Contractor or its subcontractors in support of the program. Access rights to deliverable data shall be granted without restriction. Access rights to all other data shall not be unreasonably withheld by Contractor subject to proprietary and security restrictions. The Contractor shall ensure that necessary contractual clauses are incorporated in contracts with their subcontractors to permit this access.
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WV3 Instrument Statement of Work Doc Number 10329744
4.6.2 Objective
The Contractor shall establish a control and monitoring program relating to all deliverable documentation and test data for the complete program. The program shall account for the following:
a.	Preparation, review, and formal release as required.

b.	Changes.

c.	Storage, backup, and retrieval.

d.	Distribution.

e.	DigitalGlobe access to all Contractor documentation prepared on the project

f.	Long term storage for the purpose of through-life product support (through the operational life of the last flight unit)
4.6.3 Documentation Listing (CDIL PM-6)
The Contractor shall develop and maintain a Documentation Listing that identifies all deliverable reports, analyses, drawings, software items, etc., that are developed on the project per the CDIL. The Documentation Listing shall include a naming convention that uniquely identifies the documents for electronic access where applicable. The List shall also indicate the Contractor document number, meaningful document title, latest revision number and date, planned completion date, and status information. The documentation listing shall be updated and provided quarterly until start of Sensor Subsystem (SSS) integration or telescope environmental testing, and monthly thereafter.
4.6.4 Documentation Delivery
The Contractor shall deliver documents electronically where possible. The Contractor shall deliver documents in native formats where possible (e.g. Microsoft Word, Excel, etc.), as opposed to PDF. DigitalGlobe will identify the delivery location, such as a Microsoft Office SharePoint Server (MOSS) internet site, and provide Contractor with username and password-controlled access. Documents shall be submitted or made available to DigitalGlobe according to the dates indicated in the list provided in Attachment 1.
Contractor shall provide Engineering Reports based on analysis or similarity at the delta-CDR. If Contractor uses classified documentation for requirements verification, the Contractor will either re-write the documentation in an unclassified form, or deliver the documentation in a classified manner.
4.7 Action Item List (CDIL PM-7)
The Contractor shall maintain an Action Item List indicating all significant action items, including those of the Contractor as well as those of other organizations that relate to interactions with the Contractor. The Action Item List will be developed and maintained in a format that allows sorting by subsystem, originating party, receiving party, originating date, and closing date. The Contractor shall be responsible for ensuring closure of those items relating to the Contractor interactions and interfaces.
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WV3 Instrument Statement of Work Doc Number 10329744
4.8 Financial Management
Contractor shall define a standard set of formats for reporting program financial payment and billing status and shall submit them on a monthly basis. This shall consist of the following:
4.8.1 Historical Record of Payments (CDIL PM-8)
The Contractor shall create and maintain a record of the individual payments invoiced and made, updated on a monthly basis. This record shall be cross-referenced to the payment schedule incorporated in the contract. Payments made in support of contract amendments shall be appropriately identified and cross-referenced to the payment schedule incorporated in the amendment. Payment information will include invoice number and date. Invoices and payments associated with time and materials task orders shall be recorded separately and updated monthly.
4.8.2 Payments Forecast (CDIL PM-8)
The Contractor shall create and maintain a forecast of the future invoices, cross-referenced to the payment schedule incorporated in the contract. Payment milestone forecasts shall be consistent with program progress reported on the Master Program Schedule. Future invoices relating to time and material task orders shall be separately forecast on a monthly basis.
NOTE: Record of Payments and Payment Forecast are delivered as a single CDIL item.
4.9 Contract Change Control
Contract changes are considered to be of three types only:
a.	Contract Amendments
b.
Waivers: A written authorization granted after contract award to accept an item, that during production, or after having been submitted for inspection or acceptance, is found to depart from contract or specified configuration requirements. Waivers are intended only as one-time departures from an established configuration for specified items or lots and are not intended to be repeatedly used in place of formal engineering changes.

c.
Deviations: A written authorization, granted after contract award and prior to the manufacture of the item, to depart from a particular performance or design requirement of a contract, specification, or referenced document, for a specific number of units or a specified period of time. Deviations are intended only as one-time departures from an established configuration for specified items or lots and are not intended to be repeatedly used in place of formal engineering changes.

The Contractor shall devise a system to control, monitor, and notify DigitalGlobe of these changes. The control system shall include provision for:
a.	A unique numbering scheme to track the changes through to completion.
b.	Impact upon contract obligation: — price, performance and delivery schedule, with specific identification of the item(s) of hardware, software or documentation affected.
c.	Notification of timescale for acceptance or rejection for each change, typically ten business days. Notification timescale will be extended by mutual agreement.
4.10 Risk Management Report (CDIL PM-9)
Contractor shall supply an initial Risk Management Report (CDIL PM-9) covering the system elements to be provided by this SOW. The Risk Management Report shall be in accordance with the Risk Management Plan. The Risk Management Report shall be updated and provided monthly.
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WV3 Instrument Statement of Work Doc Number 10329744
The Contractor shall perform and maintain a comprehensive risk management and mitigation program. Risks and mitigation analyses shall include risks to the Contractor’s schedule, system performance, requirements, and other risks that may impact the system. The Contractor’s risk management report shall be updated and delivered monthly and reviewed at all Program Management Reviews.
4.11 DigitalGlobe On-Site Representatives
The Contractor shall support on-site Customer representatives with insight into Contractor activities. The Contractor shall provide the representatives full insight, on a non-interference basis, into all areas in which work is being performed, for both the prime and its subcontractors. This insight includes, but is not limited to, design and technical activities, development and production processes, and quality functions. In a collaborative manner, both the Contractor and representatives will utilize the Contractor’s existing documentation and processes to fulfill the requirements of this clause. The Contractor shall maintain full accountability and responsibility for the integrity of processes used to develop a quality product that meets the contract requirements.
The on-site representatives will conduct surveillance activities in a manner that will not unduly delay any work performed by the Contractor. On-site representatives shall be governed by all applicable environmental, safety, and security requirements and standards of conduct. Additionally, on-site representatives shall have access to flight hardware on an escorted basis only.
This clause applies throughout the entire period of performance.
Individuals conducting on-site surveillance do not have authority to provide direction that:
1.	Constitutes an assignment of additional work outside this Statement of Work

2.	Constitutes a change as defined in the changes clause

3.	Causes a change in total price, or change in schedule

4.	Changes any of the expressed terms, conditions, or specifications of the contract

5.	Interferes with the Contractor’s rights to perform the terms and conditions of the contract.
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WV3 Instrument Statement of Work Doc Number 10329744
5.0 Design
The following sections identify the Contractor responsibilities regarding design reviews, analyses, and documentation.
5.1 General
The Contractor shall design the Instrument and associated Ground Support Equipment (GSE), exclusive of the items defined in Section 10.0, Customer Furnished Equipment, in accordance with the applicable documents. Design activities shall be featured in the Master Program Schedule.
5.2 Design Reviews
The Contractor shall conduct design reviews of the Instrument as described in para 4.5.3.2.a:
a.	System Requirements Review (CDIL D-1)

b.	Delta Preliminary Design Review (CDIL D-2), for new components only

c.	Delta Critical Design Review (CDIL D-3), scope limited to changes from WV2
5.3 Design Data
The Contractor shall provide the Instrument design, test, and verification data outlined in the following paragraphs.
5.3.1 Requirements Verification Plan (CDIL D-4)
The Contractor shall develop and maintain an Instrument Requirements Verification Plan. The plan will address the verification approach for each system level requirement in the Instrument Specification to include verification method (e.g. test, analysis, etc.), verification level (e.g. component, subsystem, system), and documentation approach. DigitalGlobe approval is required for the verification plan. The Contractor will provide the initial plan at CDR.
5.3.2 Instrument Level Requirements Verification / Compliance Matrix (CDIL D-5)
The Contractor shall develop and maintain a Requirements Verification/Compliance Matrix (RVCM) including the following information for the Instrument Specification:
a.	Specification paragraph

b.	Paragraph title

c.	Summary description of requirement

d.	Column indicating status of compliance

e.	Summary description of budgeted and measured performance, including margin

f.	Verification Level [**Redacted**]

g.	Verification Point [**Redacted**]

h.	Verification Method [**Redacted**]

i.	Verification Source Document indicating applicable paragraph, test sheet, etc.

j.	Comments, if required.

k.	Other information at the Contractor’s option
The Contractor shall update the RVCM at CDR, and monthly beginning at the first component Acceptance Test Procedure through Instrument Final Acceptance.
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WV3 Instrument Statement of Work Doc Number 10329744
5.3.3 Component / Subsystem Specifications (CDIL D-6)
The Contractor shall flow down requirements from the Instrument Specification to appropriate subsystem and/or component specifications. The Contractor shall deliver component / subsystem specifications at the time of the associated CDR, at each major revision, and finally at the associated End Item Data Package Review.
5.3.4 Component / Subsystem Level RVCM (CDIL D-7)
The Contractor shall develop a Requirements Verification/Compliance Matrix for each component / subsystem based on the results of 5.3.3. The Contractor will provide the initial component / subsystem RVCM at CDR. The Contractor shall use the Component Level RVCM as an input into the component / subsystem level performance test procedures. The Contractor shall document compliance to the component / subsystem specifications at the associated End Item Data Package Review.
5.3.5 Drawings (CDIL D-8)
A complete file of Contractor drawings prepared in performance of this contract shall be maintained on file at the Contractor’s facility in electronic and hardcopy form, where appropriate. Access to the drawings shall be provided when requested. A complete set of top-level drawings, typically assembly drawings, shall be delivered at CDR. Final as-built drawings shall be provided at the associated End Item Data Package Review or Pre-Ship Review, as appropriate.
5.3.6 System Budgets (CDIL D-9)
The Contractor shall provide the following system budgets, measured performance, and margins relative to specifications with the nominal update frequency as defined in the table. [**Redacted**]
The Customer will be responsible for providing performance information required to update the budgets for any of the Customer Furnished Equipment.
5.3.7 Subsystem Description Documents (CDIL D-10)
The Contractor shall prepare Subsystem Description Documents for each Instrument subsystem and for the electrical interfaces to the Spacecraft Bus.
The Subsystem Description Documents will include as a minimum:
a.	Subsystem Overview including a detailed block diagram

b.	Functionality and major performance characteristics of each Subsystem Component

c.	Redundancy, to include

[**Redacted**]

d.	[**Redacted**]

e.	[**Redacted**]

f.	[**Redacted**]

g.
Subsystem schematic including power, power returns, commands, and telemetry. This schematic shall be updated to reflect Engineering Change Orders. h. Expected nominal operating methods and telemetry limits, to include

[**Redacted**]
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WV3 Instrument Statement of Work Doc Number 10329744
i.	Operational constraints, to include

[**Redacted**]

j.	Fault Protection, to include

[**Redacted**]

k.	Interfaces between subsystem components

l.	Major interfaces with other subsystems

m.	Non-operational constraints, to include
1.	Storage environment such as temperature, humidity, etc.

2.	Special packaging or environments (e.g. nitrogen purge)

3.	Re-test requirements
The Subsystem Description Documents shall be delivered at CDR + 6 months and again at Pre-Ship Review with all changes documented. The subsystem schematic (item g.) shall be updated as required throughout the program to reflect Engineering Change Orders.
5.3.8 Analyses, models, and reports
The Contractor shall perform the analyses and provide the models listed below. Contractor shall provide updated analyses and models when changes significantly invalidate previous results.
a.	Structural analyses, reports, and model (CDIL D-11)

Contractor shall create a detailed structural model, perform structural analysis, and report results including a [**Redacted**]. The structural model shall be provided in a format defined by DigitalGlobe and the SSI. The structural model will be provided to SSI for satellite-level analyses.

b.	Thermal analyses, reports, and model (CDIL D-12)

Contractor shall create a detailed thermal model, perform thermal analysis, and report results including a [**Redacted**]. Contractor shall create and provide a thermal model [**Redacted**]. The SSI will produce an integrated satellite-level thermal model.

The Contractor shall correlate the Contractor’s thermal model [**Redacted**]. The Contractor shall provide an updated, correlated thermal model.

c.	System Level FMECA (CDIL D-13).

The System Level Failure Modes and Effects and Criticality Analysis (FMECA) [**Redacted**].

d.	Reliability analysis, reports, and model (CDIL D-14)

Contractor shall create a detailed reliability model [**Redacted**].

e.	Optical analyses, reports, and models (CDIL D-15)

The Contractor shall perform detailed optical analyses, create optical models of the Instrument, and report performance data. The Contractor shall provide [**Redacted**].

The camera model shall include all data necessary to know [**Redacted**].

The Contractor shall provide a design optical prescription at CDR. [**Redacted**]
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WV3 Instrument Statement of Work Doc Number 10329744
5.3.9 Interface Control Documents
The Contractor shall support preparation, development and maintenance of the WV3 Instrument to Spacecraft ICD by providing the necessary review and input to the SSI. Changes will be discussed between the affected parties to determine the most cost and schedule efficient manner to implement the change. If applicable, any impact will be covered under the Changes provision of the Agreement.
5.3.9.1 WV3 Instrument to Spacecraft ICD Verification Plan (CDIL D-16)
The Contractor shall develop and maintain an ICD Verification Plan for the Contractor side of the WV3 Instrument to Spacecraft ICD Verification Plan. DigitalGlobe approval is required for the verification plan. The Contractor shall provide the initial plan at CDR.
5.3.9.2 WV3 Instrument to Spacecraft ICD RVCM (CDIL D-17)
The Contractor shall develop and maintain an ICD Requirements Verification / Compliance Matrix for the Contractor side of the WV3 Instrument to Spacecraft ICD. The Contractor will provide the initial ICD RVCM at CDR. The Contractor shall verify the Contractor side of the WV3 Instrument to Spacecraft ICD according to the Verification Plan and update the ICD RVCM periodically to reflect the verification progress. The final ICD RVCM shall be provided at Pre-Ship Review.
5.3.9.3 WV3 Instrument Integration and Test ICD
The Contractor shall support preparation, development and maintenance of the WV3 Instrument Integration and Test ICD by providing the necessary review and input to the SSI.
5.3.10 Critical Items list (CDIL D-18)
The Critical Items List shall summarize all known single point failures on the Instrument and any special efforts required to mitigate risk associated with them. Critical Items List shall also contain any items requiring special handling due to a high potential of damage, mission criticality, or safety concerns.
5.3.11 Component Heritage Summary (CDIL D-19)
The Component Heritage Summary will consist of a listing of all Instrument units by subsystem summarizing:
a.	Unit name

b.	Development / qualification history (e.g. engineering model, qual, protoflight)

c.	Previous flight heritage

d.	Modifications to previous uses

e.	Any significant known anomalies on flight units
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WV3 Instrument Statement of Work Doc Number 10329744
5.3.12 Engineering Reports and Data (CDIL D-20)
The Contractor shall prepare and maintain a complete file of all relevant Engineering Reports, analyses, test data and test reports at the Contractor facility in electronic and hardcopy form, where appropriate. The Contractor shall include the cognizant DigitalGlobe Subsystem Engineer on the distribution list of all completed Contractor Engineering Reports. The Contractor shall deliver all Engineering Reports, analyses, test data and test reports and other documentation used for requirements verification, even if the documentation was developed for another program. Electronic transfer to DigitalGlobe will constitute delivery and shall occur within five business days of the document release date.
“Relevant” ERs in this context refers to all documents containing design information, analyses, test data, etc. that affect the performance and/or operations of the Instrument. It does not include documents that contain Contractor proprietary cost data.
5.3.13 Flight/Ground Software Source Code
The Contractor shall deliver flight and ground software source code and operating manuals as noted in following paragraphs. The software provided shall be subject to the licensing constraints documented in the Software License Agreement (Exhibit 3 of the Agreement).
5.3.13.1 Flight Software Code (CDIL D-21)
The Contractor shall deliver a copy of the source code for flight software, firmware, and programmable devices as noted below. The source code shall be delivered to and held in a Software Escrow Account with a mutually agreed upon institution naming DigitalGlobe as beneficiary at DigitalGlobe’s expense. The source code shall include the following at a minimum:
[**Redacted**].
5.3.13.2 Decompression Source Code (CDIL D-22)
The Contractor shall deliver a copy of the packet parser and decompression source code and executable to DigitalGlobe on compatible electronic media. The decompression software shall be capable of running on a [**Redacted**] platform using the [**Redacted**] operating system. The packet parser and decompression software shall be licensed as set forth in the Software License Agreement..
5.3.13.3 Decompressor User’s Manual (CDIL D-23)
The Contractor shall deliver a User’s Manual for the packet parser and decompression source code and executable. The User’s Manual shall include sufficient information to compile, link, and execute the decompression software. The User’s Manual shall include nominal information for trouble-shooting compilation and run time errors.
5.3.13.4 Compressor Executable (CDIL D-24)
The Contractor shall deliver a copy of the compressor executable using a C programming language simulation to DigitalGlobe on compatible electronic media. The compression software shall be capable of running on up to three platforms/operating systems specified by DigitalGlobe (e.g. Dell/Windows, HP/Linux). The compression software shall be licensed as set forth in the Software License Agreement.
5.3.13.5 Compressor User’s Manual (CDIL D-25)
The Contractor shall deliver a User’s Manual for the compressor executable. The User’s Manual shall include sufficient information to install and operate the compression software. The User’s Manual shall include nominal information for trouble-shooting run time errors.
5.3.14 Composite Grounding Design (CDIL D-26)
[**Redacted**].
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WV3 Instrument Statement of Work Doc Number 10329744
5.3.15 Line of Sight Prediction Models (CDIL D-27)
Contractor shall supply Line of Sight (LOS) prediction models for thermal and mechanical sensitivities.
Contractor shall supply a LOS Thermal Prediction Model. This model shall [**Redacted**].
The Contractor shall provide a set of [**Redacted**].
5.3.16 Use of Relays (CDIL D-28)
The Contractor shall inform DigitalGlobe of known relays and their function in the design. DigitalGlobe shall be informed of additions to the relay list as information becomes available. In a timely fashion DigitalGlobe will then in turn verify the number of anticipated relay actuation cycles for the given function based upon operations analysis and convey this value to the contractor so as to aid in their analysis.
5.3.17 Radiometric Calibration Data (CDIL D-29)
The Contractor shall collect and provide radiometric calibration data for all operational modes. The calibration data shall be collected for [**Redacted**].
5.3.18 Spectral Performance Data (CDIL D-30)
The Contractor shall provide spectral performance data for detectors, filters, and the Instrument to include, but not be limited to, [**Redacted**].
5.3.19 Timing Table Development
The Contractor shall develop optimized timing tables for all operating modes of the Instrument.
5.4 Documentation
The requirements of previous sections generate documents relating to the Design function. These documents are summarized in Attachment 1 of this Statement of Work.
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WV3 Instrument Statement of Work Doc Number 10329744
6.0 Product Assurance
The following paragraphs outline the Contractor obligations relating to Product Assurance.
6.1 Product Assurance Plan (CDIL QA-1)
The Contractor and its subcontractors shall have an established quality control system that meets the requirements of the established Contractor Product Assurance Plan and Supplier Product Assurance Plan. Subcontractors will modify their existing product assurance programs to meet the requirements of the Contractor Product Assurance Plan.
The Contractor shall implement the following special provisions to the WV3 Product Assurance (& Supplier Product Assurance) Plan. These provisions shall also extend to the Contractor’s Subcontractors.
a.	The selection of parts shall follow [**Redacted**].

b.	Any part that cannot be screened to bring it up to the [**Redacted**] must have DigitalGlobe signature approval prior to requisition.

c.	The parts program minimum level shall be at the [**Redacted**].

d.	Any part that has a [**Redacted**] shall only be used after [**Redacted**].
The Contractor Product Assurance Plan shall include mandatory inspection points (MIPs) for [**Redacted**], for both Contractor and Supplier produced hardware. A Contractor Quality Assurance representative shall perform these MIPs at the Contractor supplier facility.
The Contractor shall ensure that supplier product assurance plans meet Contractor and Customer requirements.
6.1.1 Materials Review Board
The Contractor shall establish a Materials Review Board (MRB) to address the development, manufacture, procurement, test, and implementation of parts, materials, and processes used on the program. A DigitalGlobe representative shall be invited to MRB meetings when convened. Notification may be via email. DigitalGlobe attendance is not a requirement of holding MRB meetings.
6.2 Parts, Materials, and Processes
The following sections outline Contractor obligations regarding parts, materials, and processes.
6.2.1 Electrical, Electronic, and Electromechanical (EEE) Parts Selection
The Contractor shall select EEE parts via its [**Redacted**]. The Contractor shall notify DigitalGlobe to resolve cooperatively any part need that affects the Instrument system specification or contractual requirements. The Contractor shall notify DigitalGlobe when an EEE component in plastic packaging is selected for use in the deliverable hardware.
[**Redacted**]
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WV3 Instrument Statement of Work Doc Number 10329744
6.2.2 EEE Parts Listing (CDIL QA-2)
The contractor shall prepare, maintain, and deliver an EEE Parts Listing for all Instrument hardware, except for CFE. This listing shall identify all EEE parts intended to be used, supplier and/or industry designations, contractor specifications and revisions, manufacturer/supplier, package type, finish, indication of acceptance for prohibited materials, reliability level, qualification rationale, key performance parameters or ratings for each part (including TID and SEE tolerance, temperature limits, life limitations, and others as required), and indications of Customer approval for use of nonstandard items. The contractor’s internal process and format for EEE Parts Listing may be utilized.
Prior to parts procurement or allocation from Contractor stores, Contractor shall review all parts and verify compliance with Contractor and Customer requirements. Parts procured prior to verification are procured “at risk” by Contractor and/or vendors. All deviations from the planned parts list shall be reviewed by Contractor. The EEE Parts List shall be reviewed and updated by Contractor as necessary. The EEE Parts List shall be updated and provided to DigitalGlobe at the following, as a minimum:
a.	Prior to component/box parts procurement

b.	Prior to component/box manufacturing readiness review

c.	Prior to component/box level Test Readiness Review

d.	Final as-built at component/box EIDP review

e.	At SSS or Instrument Test Readiness Review

f.	Final as-built at Instrument PSR
The Contractor’s quality organization shall inspect the list at each update and verify conformance to Contractor’s and Customer’s requirements.
6.2.3 Material Identification and Usage Listing (CDIL QA-3)
The contractor shall prepare, maintain, and deliver a Material Identification and Usage Listing (MIUL). This listing shall identify all non-EEE parts, materials and manufacturing processes intended to be utilized, supplier and/or industry designations, contractor specifications, manufacturer/supplier, finish, indication of acceptance for prohibited materials, key performance parameters or ratings for each M&P [**Redacted**], and indications of Customer approval for use of nonstandard items. The contractor’s internal process and format for the MIUL may be utilized. The Contractor shall update the MIUL until product delivery to account for any design or manufacturing changes. The Contractor shall deliver the initial MIUL at PDR and the final MIUL for each component at the associated EIDP review.
6.3 As-Built Configurations and Conformance
6.3.1 As-Built Configured Article List (CDIL QA-4)
The Contractor and its subcontractors shall maintain as-built configured article lists for each component / subsystem throughout the production program. At the conclusion of integration, the information shall be used to generate the preliminary As-built Configured Article List. After test and modification (if any) the List shall be finalized and presented.
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WV3 Instrument Statement of Work Doc Number 10329744
6.3.2 Certificate of Conformance (CDIL QA-5)
The Contractor shall prepare a Certificate of Conformance, signed by Product Assurance and Program Management. The certificate will detail the conformance (and exceptions) to the SOWs, specifications and other contractual documents for the delivered article. The Contractor shall provide the Certificate to the Customer at the Post-Shipment Test Data Review.
6.3.3 End-Item Data Package (CDIL QA-6)
The Contractor shall assemble and provide an End-Item Data Package (EIDP) for each component / subsystem. The EIDP shall include all Contractor EIDP required data. The EIDP shall also include the following:
a.	Requirements verification documentation

b.	Anomaly reports with final disposition

c.	Build photos, appropriately labeled
6.4 Product Assurance Reviews (CDIL QA-7)
The Product Assurance Plan shall include a program for the periodic audit, typically quarterly, of portions of the Contractor’s Product Assurance System in each of the areas listed below. The Program Product Assurance engineer, or equivalent Contractor quality organization representative, shall conduct these audits and confirm compliance to requirements. The Contractor shall inform DigitalGlobe of the audit results. This requirement may be satisfied with existing [**Redacted**], or equivalent audits.
a.	Reliability

b.	Parts Procurement

c.	Materials and Processes

d.	Non-Conforming Material Control

e.	Configuration Management

f.	Safety
6.5 Contamination Control Plan (CDIL QA-8)
The Contractor shall prepare and maintain a Contamination Control Plan capable of maintaining the cleanliness of the delivered hardware in accordance with the WV3 Instrument specifications.
6.6 Failure Reports (CDIL QA-9)
The Contractor shall provide detailed failure reports of hardware and software anomalies and failures. Contractor shall report, as a minimum, at the component / subsystem level beginning at proto-qualification, qualification, or acceptance testing.
The Contractor shall conduct Failure Review Board (FRB) meetings as necessary. The purpose of the FRB is to address anomalies or failures, identify root cause, and develop a path forward. The FRB shall address anomalies and failures on this program as well as programs using the same parts, materials, or processes. The FRB shall ensure corrective action identified by the FRB is indeed implemented. A DigitalGlobe representative shall be invited to FRB meetings when convened. Notification may be via email.
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WV3 Instrument Statement of Work Doc Number 10329744
7.0 Procurement
The following sections provide the Contractors obligations regarding procurement.
7.1 General
The Contractor shall be responsible for the work associated with the procurement of all material and subcontracts required to provide the deliverable items, except for items identified in Section 10.0, Customer Furnished Equipment. Procurement activities shall be featured in the Master Program Schedule. The Contractor shall procure equipment and services according to the Contractor Product Assurance Plan and other applicable Contractor procedures. Major subcontract status shall be included in the monthly Program Management Reviews and Master Program Schedule updates.
7.2 Reviews
Contractor shall establish a series of reviews with each subcontractor. Contractor shall include a schedule of these reviews in the Review Listings required by paragraph 4.5.3 and 4.5.4. The reviews will generally be held at the subcontractor facility and DigitalGlobe personnel may attend, at their option, with advance notice to the Contractor.
7.3 Program Subcontract Status Report (CDIL PT-1)
The Contractor shall prepare a Program Subcontract Status Report (PSSR) for the program. The PSSR will contain critical status information on each major subcontract (larger than $1M) relative to:
a.	Design and development

b.	Procurement and Production

c.	Assembly

d.	Integration

e.	Test, including any anomalies

f.	Delivery schedule

g.	Reviews
7.4 Subcontract Flow-downs
[**Redacted**].
7.4.1 Assignment Clause
[**Redacted**].
7.4.2 Access
[**Redacted**].
7.5 Test Connectors and Connector Savers
Contractor shall procure and deliver to DigitalGlobe [**Redacted**].
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WV3 Instrument Statement of Work Doc Number 10329744
7.5.1 Test Connector Set
[**Redacted**]
7.5.1.1 Box Connectors
[**Redacted**]
7.5.1.2 Cable Connectors
[**Redacted**]
7.5.2 Spares
[**Redacted**]
7.5.3 Pins and Sockets
[**Redacted**]
7.5.4 Insertion/Extraction Tools
[**Redacted**]
7.5.5 Crimper Information
[**Redacted**]
7.5.6 Quality
[**Redacted**]
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WV3 Instrument Statement of Work Doc Number 10329744
8.0 Production Activities
8.1 General
The Contractor shall appoint a Production engineer responsible for ensuring that the Contractor’s production capabilities match the requirements of the program. With the support of the Program QA engineer, he shall ensure that the production facilities comply with the Product Assurance requirements.
The Contractor shall be responsible for the work associated with the production of the deliverable items, except for the items identified in Section 10.0, Customer Furnished Equipment. The Contractor shall be responsible for the production activities associated with integrating the CFE items as defined in Section 10.0.
Production activities shall be featured in the Master Program Schedule.
8.2 Production Process
The Contractor shall produce the deliverable hardware according to applicable Contractor standardized procedures. As a minimum, standardized Contractor procedures shall be followed for the following topics:
[**Redacted**]
8.3 Access
With adequate advance notice and subject to security requirements, the production manager shall arrange access for the DigitalGlobe staff to the Contractor manufacturing areas where manufacturing activities associated with the program are taking place.
8.4 Production Documentation
The Contractor shall document the as-built configuration using production orders and Certification Logs. These logs shall be available on-site for DigitalGlobe review.
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WV3 Instrument Statement of Work Doc Number 10329744
9.0 Integration and Test Activities
The following paragraphs describe the Contractor responsibilities in regards to Sensor Subsystem, Instrument, and Satellite Integration and Test (I&T) activities.
9.1 General
Integration and test activities fall into the categories shown below.
a.	Component / Subsystem level testing

b.	Instrument Integration & Test

c.	Integration of the Instrument into the Satellite [**Redacted**]

d.	Satellite Level Test [**Redacted**]
The Contractor shall provide engineering and management support for the above activities. The Integration and Test Manager shall be responsible to ensure that the Contractor’s integration and test capabilities match the requirements of the program. The Contractor shall accomplish the work associated with items a-b above for all the Contractor supplied hardware/software.
Test reports shall consist of narrative descriptions of test observations and discrepancies, as well as quantitative verification of test objectives.
9.2 Component / Subsystem Level Testing
Contractor shall perform all component / subsystem level testing per environmental design and test specifications and the component / subsystem level Requirements Verification and Compliance Matrix.
Contractor should perform appropriate parts / board-level analyses to ensure that part-level or board level limits are not exceeded during component / subsystem level testing. This analysis should be done for particularly sensitive parts [**Redacted**].
Contractor should consider appropriate [**Redacted**].
9.3 Integration and Test
The following paragraphs describe Contractor responsibilities for Instrument I&T activities.
9.3.1 Instrument Integration and Test Plan (CDIL PT-2)
The Contractor shall develop and maintain an Instrument Integration and Test Plan. The test plan will include all integration and test activities up through final acceptance.
The Instrument Integration and Test Plan shall:
[**Redacted**]
9.3.2 [**Redacted**]
[**Redacted**].
9.3.3 [**Redacted**]
[**Redacted**].
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WV3 Instrument Statement of Work Doc Number 10329744
9.3.4 [**Redacted**]
[**Redacted**].
9.3.5 [**Redacted**]
[**Redacted**].
9.3.6 [**Redacted**]
[**Redacted**].
9.3.7 [**Redacted**]
[**Redacted**].
9.4 Post-Shipment Instrument Testing
The Contractor shall ship the Instrument to the SSI facility. The Contractor shall perform post-shipment functional testing to verify the Instrument survived shipment without damage.
SSI shall provide:
[**Redacted**].
9.5 Supporting Documents
The Contractor shall produce as a minimum the following support documents:
a.	Test Plans
Contractor shall produce all necessary component, subsystem, and instrument level test plans. Each plan shall include a detailed test description explaining the “what, how, and why” of each test including test set-up, test objectives, requirements planned to be verified, and a listing of test cases to be executed. The test description will also highlight [**Redacted**]. Test plans shall be available for DigitalGlobe review. Test Plans shall be provided no later than [**Redacted**] before the applicable Test Readiness Review (TRR).
b.	Test Procedures
Contractor shall produce all necessary component, subsystem, and instrument level test and integration procedures. Each procedure should include a detailed test description explaining the “what, how, and why” of each test. The test description should also highlight [**Redacted**]. Test procedures will be available for DigitalGlobe review prior to the test.
c.	Test Reports
Contractor shall produce all necessary component, subsystem, and instrument level test reports. Each report shall include detailed descriptions of test observations and discrepancies as well as quantitative verification of test objectives. Test reports will be available for DigitalGlobe review after the test. Test reports used for requirements verification shall be provided to DigitalGlobe.
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

28

WV3 Instrument Statement of Work Doc Number 10329744
9.5.1 SSS and Instrument Level Test Matrix. (CDIL PT-3)
The Contractor shall produce and provide a Sensor Subsystem and Instrument Level Test Matrix. The test matrix for each deliverable will identify which Instrument Level Test procedures or portions of those procedures will be accomplished at each test phase. [**Redacted**]. The Instrument Level Test phases typically include:
[**Redacted**]
9.5.2 Calibration and Validation Plan Inputs (CDIL PT-4).
The Contractor shall provide pertinent information to support Instrument Calibration and Validation
[**Redacted**].
9.6 System Test Plans (CDIL PT-5)
The Contractor shall produce test plans for each SSS and Instrument Level Test (see paragraph 9.5.1). The Contractor shall provide the test plans no later than 25 working days before the applicable test readiness review. DigitalGlobe shall have approval over SSS and Instrument level test plans.
9.7 System Test Reports (CDIL PT-6)
[**Redacted**]
9.8 End-Item Data Package Reviews
The Contractor shall schedule an informal review of the End-Item Data Package [**Redacted**]. The review shall include the following topics as a minimum:
[**Redacted**]
9.9 Test Reviews
The status of the Instrument shall be reviewed during the test phases of the program as listed below. The Contractor shall produce a data package of review material for each review.
[**Redacted**]
9.10 Un-Interruptible Power Supply
[**Redacted**].
9.11 Government Furnished Equipment
The contractor shall ensure that any required Government Furnished Equipment (or suitable alternative equipment) is available as needed to support ITT’s part, assembly, component, subsystem, and system test activities.
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

29

WV3 Instrument Statement of Work Doc Number 10329744
10.0 Customer Furnished Equipment
The following paragraphs identify Customer Furnished Equipment (CFE) which are also summarized in Attachment 2.
10.1 [**Redacted**]
[**Redacted**]
10.2 [**Redacted**]
[**Redacted**]
10.3 [**Redacted**]
[**Redacted**]
10.4 [**Redacted**]
[**Redacted**].
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

30

WV3 Instrument Statement of Work Doc Number 10329744
11.0 Storage and Delivery
11.1 General
The Contractor shall be responsible for storage, if required, and delivery of the Instrument, in accordance with the following paragraphs.
11.2 Pre-Ship Review
The Contractor shall conduct a Pre-Ship Review after completion of all testing and all Test Data Reviews for each Instrument. The Contract shall conduct the PSR in accordance with typical aerospace industry practice. As a reference, the Contractor should refer to [**Redacted**] for content, entry criteria, and exit criteria. The PSR will not be considered complete until the following take place:
•	All major outstanding actions from other reviews shall be closed

•	All requirements verification documentation shall be complete, delivered, and accepted by the Customer

•	All CDIL items pertaining to the hardware being shipped shall be complete, delivered, and accepted by the Customer

•	All major action items noted at the PSR shall be closed
11.3 Pre-Shipment Storage
In the event that a deliverable Instrument is completed prior to the contractually scheduled delivery date, the Contractor shall provide, at its cost, suitable environmentally controlled storage including temperature and humidity monitoring and recording.
If shipment is delayed due to DigitalGlobe beyond the contractually scheduled delivery date and the deliverable Instrument is complete, the Instrument shall be placed in storage at DigitalGlobe’s expense.
11.4 Pre-Shipment Retest
Subject to the length of the storage period, appropriate maintenance and power up of those units sensitive to inactivity shall be undertaken at the Contractor’s discretion. Any items exhibiting signs of deterioration shall be subject to appropriate follow up action according to the circumstances. All instances shall be reported to DigitalGlobe.
A thorough re-test is required should the storage exceed [**Redacted**]. Details shall be provided in the test requirements document. Appropriate follow up action shall be taken, according to the circumstances, should any problems be detected.
The re-test costs shall be at the Contractor’s expense if delay and retest were caused by Contractor. The re-test costs shall be at DigitalGlobe’s expense if delay and retest were caused by DigitalGlobe.
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

31

WV3 Instrument Statement of Work Doc Number 10329744
11.5 Shipping and Delivery
[**Redacted**]. Shipment is the Contractor responsibility. Initial Acceptance by DigitalGlobe will occur as defined in Section 1.1 Definitions.
12.0 Spacecraft System Integration and Test
The Contractor shall provide on-going support to the spacecraft integration and test activity. Support shall include participation in program status meetings, test data review, answering sensor operational questions, and participating in troubleshooting and debug activities as required.
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

32

WV3 Instrument Statement of Work Doc Number 10329744
13.0 Launch and Mission Support
The Contractor shall assist with launch and mission preparation and on-orbit commissioning by providing the engineering services defined in the following paragraphs.
13.1 Training
13.1.1 Training Materials (CDIL LM-1)
The Contractor shall develop a training package for each Instrument subsystem. The training package will be based on the Subsystem Description Documents (Paragraph 5.3.7) and include the same minimum information.
The training packages will be delivered on both paper and electronic media.
13.1.2 Training Sessions
For each subsystem, the cognizant Contractor subsystem engineer shall present the training materials from paragraph 13.1.1 at DigitalGlobe’s facility in Longmont, CO. DigitalGlobe will provide the conference room and necessary projectors to support the presentation. DigitalGlobe reserves the right to videotape the training sessions for the purpose of training future DigitalGlobe personnel.
13.2 Command and Telemetry Handbook (CDIL LM-2)
The Contractor shall prepare a Command and Telemetry Handbook (C&TH). This document shall provide a definitive listing of all Instrument telemetry and commands with a full description for each. This shall include technical details of the telemetry data structures e.g. word, sub frame, bit numbers etc. and the range, resolution and units of analog measurement, calibration data.
13.3 Procedure Development Support
DigitalGlobe will generate the on-orbit procedures for the Instrument. The Contractor shall understand the DigitalGlobe Concept-of-Operations and assist the procedure development. The Contractor shall review DigitalGlobe developed procedures for technical, operational, and safety concerns. [**Redacted**].
13.4 Commissioning Plan Development Support
The Customer will generate the commissioning plan for the Satellite, including the Instrument. The Contractor shall assist the commissioning plan development. This includes assisting with the definition of the nominal sequence of events, required prerequisites, allowed out-of-sequence events, and required technical support for each event. The Contractor shall review the Customer commissioning plan for technical, operational, and safety concerns. [**Redacted**]
13.5 Anomaly Preparations
The Customer will generate anomaly resolution flow-charts. The Contractor shall assist with the anomaly flow-chart development including defining the probable anomalies and proper recovery actions/sequences. The Contractor shall review Customer anomaly resolution flow-charts for technical, operational, and safety concerns. This task will be on a time and materials basis.
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

33

WV3 Instrument Statement of Work Doc Number 10329744
13.6 Mission Operations Support [**Redacted**]
For all subparagraphs in this Section, the Contractor shall, at Customer’s request, review on-orbit telemetry for:
a.	The actual sequence of events against those planned and to provide comments and explanations for any deviations.

b.
Subsystem operating parameters and compare them with the pre-flight or expected values. Anomalies or values outside of established pre-launch criteria of the Contractor controlled parameters shall be investigated by the Contractor, including re-measurement, if required.

[**Redacted**]
13.6.1 Reserved
13.6.2 Satellite Commissioning
The Contractor shall support satellite commissioning. The Contractor shall provide engineering staff as required to support subsystem initialization and checkout until the satellite is commissioned. Barring anomalies, commissioning activities will nominally occur between [**Redacted**] and [**Redacted**] hours [**Redacted**] through [**Redacted**]. Commissioning activities will require approximately [**Redacted**] days.
The Contractor shall provide off-hour, on-call engineering support during commissioning. A 30-minute or less call-back response is required.
13.6.3 Validation and Calibration Support
The Contractor shall provide engineering staff as required to support subsystem validation and calibration. Barring anomalies, validation and calibration activities will nominally occur between [**Redacted**] and [**Redacted**] hours [**Redacted**] through [**Redacted**]. Cal-Val activities will require approximately [**Redacted**] days after the commissioning activities (13.6.2) are complete.
13.6.4 On-Going Support
The Contractor shall provide on-going technical support to the mission for [**Redacted**] after launch. A one-day or less callback response is required. The Contractor should plan for a level of effort labor equivalent to [**Redacted**] for [**Redacted**] months.
13.7 Software Test Bench
The Contractor shall maintain a test bench suitable for the development and troubleshooting of the Instrument computer Flight Software. The bench will include at a minimum:
[**Redacted**].
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

34

WV3 Instrument Statement of Work Doc Number 10329744
14.0 Reserved
15.0 Facilities
The Contractor shall provide all facilities necessary to perform the scope of this SOW.
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

35

WV3 Instrument Statement of Work Doc Number 10329744
Attachment 1: Contract Data Items List

Data		SOW
Item	Title	Ref	Initial	Updates	Final
Program Management
PM-1	Program Management Structure	4.2	[**Redacted**]	As req’d
PM-2	Master Program Schedule	4.4	[**Redacted**]	monthly
PM-3	Program Management Reviews	4.5.2	[**Redacted**]	monthly
PM-4	Component/Subsystem Design Review Listing	4.5.4	[**Redacted**]	As req’d
PM-5	Component/Subsystem Test Readiness / Data Review Listing	4.5.5	[**Redacted**]	As req’d
PM-6	Documentation Listing	4.6.3	[**Redacted**]	As req’d
PM-7	Action Item List	4.7	[**Redacted**]	As req’d
PM-8	Historical / Forecast Payments	4.8.1 4.8.2	[**Redacted**]	monthly
PM-9	Risk Management Report	4.10	[**Redacted**]	monthly
Design
D-1	System Requirements Review	5.2.a	[**Redacted**]
D-2	SSS PDR Data Package Telescope PDR Data Package	5.2.b	[**Redacted**]
D-3	SSS CDR Data Package Telescope CDR Data Package	5.2.c	[**Redacted**]
D-4	Requirements Verification Plan	5.3.1	[**Redacted**]
D-5	Instrument Level Requirements Verification/Compliance Matrix	5.3.2	[**Redacted**]	As noted
D-6	Component / Subsystem Specifications	5.3.3	[**Redacted**]	CDR
D-7	Component / Subsystem Level RVCM	5.3.4	[**Redacted**]	As reqd
D-8	Drawings	5.3.5	[**Redacted**]	with EOs
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

Attch 1 - 1

WV3 Instrument Statement of Work Doc Number 10329744

Data		SOW
Item	Title	Ref	Initial	Updates	Final
D-9	System Budgets	5.3.6	[**Redacted**]	per schedule
D-10	Subsystem Description Documents	5.3.7	[**Redacted**]	PSR
D-11	Structural Analysis and Model	5.3.8.a	[**Redacted**]	As req’d
D-12	Thermal Analysis and Model	5.3.8.b	[**Redacted**]
D-13	Failure Modes and Effects and Criticality Analysis	5.3.8.c	[**Redacted**]
D-14	Reliability Analysis and Model	5.3.8.d	[**Redacted**]
D-15	Optical Analyses and Model	5.3.8.e	[**Redacted**]
D-16	Instrument to Spacecraft ICD Verification Plan	5.3.9.1	[**Redacted**]
D-17	Instrument to Spacecraft ICD RVCM	5.3.9.2	[**Redacted**]
D-18	Critical Items List	5.3.10	[**Redacted**]
D-19	Component Heritage Summary	5.3.11	[**Redacted**]
D-20	Engineering Reports and Data	5.3.12	[**Redacted**]
D-21	Flight Software Code	5.3.13.1	[**Redacted**]	As req’d
D-22	Decompression Source Code and Executable	.5.3.13.2	[**Redacted**]	As revised
D-23	Decompressor User’s Manual	5.3.13.3	[**Redacted**]	As revised
D-24	Compressor Executable	5.3.13.4	[**Redacted**]	As revised
D-25	Compressor User’s Manual	5.3.13.5	[**Redacted**]	As revised
D-26	Composite Grounding Design	5.3.14	[**Redacted**]	As req’d
D-27	LOS Prediction Models	5.3.15	[**Redacted**]	As req’d
D-28	Use of Relays	5.3.16	[**Redacted**]	As req’d
D-29	Radiometric Calibration Data	5.3.17	[**Redacted**]
D-30	Spectral Performance Data	5.3.18	[**Redacted**]	As req’d when data is collected
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

Attch 1 - 2

WV3 Instrument Statement of Work Doc Number 10329744

Data		SOW
Item	Title	Ref	Initial	Updates	Final
Product Assurance
QA-1	Product Assurance Plan & Supplier Product Assurance Plan	6.1	[**Redacted**]	As req’d
QA-2	EEE Parts Listing	6.2.2	[**Redacted**]	See 6.2.2	See 6.2.2
QA-3	Material Identification and Usage Listing	6.2.3	[**Redacted**]	As req’d	Component EIDP review
QA-4	As built configured article list	6.3.1	[**Redacted**]
QA-5	Certificate of Conformance	6.3.2	[**Redacted**]
QA-6	End Item Data Package	6.3.3	[**Redacted**]
QA-7	Audit Results	6.4	[**Redacted**]
QA-8	Contamination Control Plan	6.5	[**Redacted**]	As req’d
QA-9	Failure Reports	6.6	[**Redacted**]	As req’d
Procurement, Production & Test
PT-1	Program Subcontract Status Report	7.3	[**Redacted**]	monthly
PT-2	Instrument Integration and Test Plan	9.3.1	[**Redacted**]	As reqd
PT-3	Instrument Level Test Matrix	9.5.1	[**Redacted**]	As req’d
PT-4	Calibration / Validation Plan Inputs	9.5.2	[**Redacted**]	As req’d
PT-5	System Test Plans	9.6	[**Redacted**]	25 work days prior to TRR	TRR
PT-6	System Test Reports	9.6	[**Redacted**]
PT-7	SSS Environmental TRR Data Package	9.9.a	[**Redacted**]		TRR
PT-8	SSS Environmental Test Data Review Data Package	9.9.b	[**Redacted**]
PT-9	Telescope Environmental TRR Data Package	9.9.c	[**Redacted**]		TRR
PT-10	Telescope Environmental Test Data Review Data Package	9.9.d	[**Redacted**]
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

Attch 1 - 3

WV3 Instrument Statement of Work Doc Number 10329744

Data		SOW
Item	Title	Ref	Initial	Updates	Final
PT-11	Pre-Ship Review Data Package	9.9.e	[**Redacted**]		PSR
PT-12	Post-Shipment Test Data Review Data Package	9.9.f	[**Redacted**]
Launch and Mission
LM-1	Training Materials	13.1.1	[**Redacted**]	As revised
LM-2	Command &Telemetry Handbook	13.2	[**Redacted**]	As revised
ATP is Authorization To Proceed. For instance, ATP +1m is 1 month after ATP.
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

Attch 1 - 4

WV3 Instrument Statement of Work Doc Number 10329744
Attachment 2: Customer Furnished Equipment

Item	Title	SOW Ref	Delivery Date
CFE-1	[**Redacted**]	10.1	[**Redacted**]
CFE-2	[**Redacted**]	10.2	[**Redacted**]
CFE-3	[**Redacted**]	10.3	[**Redacted**]
CFE-4	[**Redacted**]	10.4	[**Redacted**]
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

Attch 2 - 1

WV3 Instrument Statement of Work Doc Number 10329744
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

Attch 3 - 1

Exhibit 2 — Milestone Payment and Termination Liability Schedule Doc Number: 10330612
FOIA CONFIDENTIAL TREATMENT REQUESTED
PORTIONS OF THIS EXHIBIT MARKED BY [**Redacted**] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

					Total for	Termination
EDC Month	Finish Dates	P S - UID	Name	Amount	Month	Liability
[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]
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DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

Exhibit 2 — Milestone Payment and Termination Liability Schedule Doc Number: 10330612

					Total for	Termination
EDC Month	Finish Dates	P S - UID	Name	Amount	Month	Liability
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DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

2

Exhibit 2 — Milestone Payment and Termination Liability Schedule Doc Number: 10330612

					Total for	Termination
EDC Month	Finish Dates	P S - UID	Name	Amount	Month	Liability
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DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

3

Exhibit 2 — Milestone Payment and Termination Liability Schedule Doc Number: 10330612

					Total for	Termination
EDC Month	Finish Dates	P S - UID	Name	Amount	Month	Liability
[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]	[**Redacted**]
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				Total:	$126,500,000
DigitalGlobe Proprietary and Confidential
Use or disclosure of data is subject to the restriction on the title page of this document.

4

FOIA CONFIDENTIAL TREATMENT REQUESTED
PORTIONS OF THIS EXHIBIT MARKED BY [**Redacted**] HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
Exhibit 3 to Agreement #60151
Document Number 10329748
Exhibit 3 to Agreement # 60151
WORLDVIEW 3 INSTRUMENT SOFTWARE LICENSE AGREEMENT
THIS LICENSE AGREEMENT (“License”) made this xxth day of August, 2010 (“Effective Date”) by and between ITT Space Systems, LLC, having an office at 1447 St. Paul Street, Rochester, New York, 14621 (hereinafter called “Contractor”) and DigitalGlobe, Inc., having an office at 1601 Dry Creek Drive, Suite 260, Longmont, Colorado 80503 (hereinafter called “Customer”). As used in this License Agreement, “Party” means either Customer or Contractor as appropriate, and “Parties” means Customer and Contractor.
WHEREAS, Contractor has developed flight and ground computer software and source code that is required to support the WorldView 3 (“WV3”) Instrument being built by Contractor under the Instrument Purchase Agreement #60151 (the “Agreement”); and
WHEREAS, Contractor is willing to grant Customer a license to use the WV3 INSTRUMENT FLIGHT SOFTWARE and Customer desires to be granted a license to use the WV3 INSTRUMENT FLIGHT SOFTWARE and Source Code for its use in association with [**Redacted**] WV3 Instrument, which it is purchasing under the Agreement; and
WHEREAS, the Parties desire to set forth the rights granted with respect to the WV3 INSTRUMENT FLIGHT SOFTWARE and Instrument Ground Operations Software.
NOW THEREFORE, for good and valuable consideration set forth in the Agreement, and in consideration of the mutual terms and conditions herein contained, the Parties agree as follows:
1.	Description of Licensed Materials
The licensed materials consist of Contractor’s WV3 Instrument and Instrument Ground Operations Software, including the software as hosted on the WV3 Instrument, as well as any Contractor-provided Ground Operations Software such as but not limited to the Decompression Software. Licensed materials are:
[**Redacted**]
2.	Right to Use
Subject to the terms, conditions and limitations of this License, Contractor hereby grants to Customer and Customer hereby accepts a [**Redacted**] license to use:
(a)	the Flight Software in the WV3 Instrument; and

(b)
the Ground Software in the ground processing equipment used for the WV3 Satellite at any Customer facility, any US government-owned ground station, and any facility that supports Customer’s Direct Access Program.

Exhibit 3 to Agreement #60151
Document Number 10329748
Customer shall have no right [**Redacted**] to Software or Source Code or [**Redacted**] with other computer [**Redacted**] other than as needed to support the operations of the WorldView 3 Instrument, . Customer expressly agrees that it shall not use the [**Redacted**] contained in the Software or the Source Code except for the purposes and uses authorized by this License.
3.	Confidentiality
The Software and Source Code are valuable assets to Contractor and are Contractor’s confidential and proprietary information. The Non-Disclosure Agreement that the Parties entered into pursuant to Article 27.15 of the Agreement will govern the obligations of the Parties with respect to the treatment of the confidential Software and Source Code. The period limiting the use and disclosure of the Software and Source Code is extended to [**Redacted**] after the the WorldView 3 Satellite is no longer in operation..
The provisions of this clause (3. Confidentiality) shall survive the completion and/or termination of this License and/or the Agreement.
4.	Copying and Modifications
(a)
Customer may make copies of the Software in machine-readable form and Source Code in support of its own use of the Software and Source Code as permitted by this License Agreement, provided all copyright notices and confidential/proprietary markings are maintained and reproduced.

(b)
Customer may not remove, must reproduce and include all copyright notices and confidential/proprietary notices of Contractor on any copy of all or any portion of the Software. All copies shall be subject to the terms and conditions of this License.

(c)
Customer may distribute the Software or the Source Code only to a third party (the “Sublicense”) engaged by Customer to support the WV-3 Satellite and ground processing associated with the WV-3 Satellite, including; a. U.S. government-owned ground stations and b. ground stations associated with Customer’s Direct Access Program, provided that (1) Sublicensee agree to be bound by all obligations, restrictions, and limitations set forth in the License Agreement: provided, however, that such Sublicensee shall have no right to further sublicense or distribute the Software or the Source Code to any other third party; and (2) Customer notifies Contractor of the identities of such Sublicensees.

(d)
In the event that the Flight Source Code is released to Customer pursuant to the terms of the Escrow account, Customer may make modifications to the Flight Software after the WV3 Instrument has been launched. Such modifications may correct defects in the Flight Software, or may provide software [**Redacted**]condition s, which occur, or may represent enhancements as warranted to improve [**Redacted**] operations. If requested by Contractor, Customer shall provide to Contractor a report of the modifications, which may be a copy of the modified Software or Source Code, as applicable, or a list of the changes.

(e)
Customer may use the Ground Software or Source Code, including [**Redacted**], at any time to develop ground operations software, including ground operations software in support of: a. U.S. government-owned ground station(s) and/or b. Customer’s Direct Access Program, for the WV3 Instrument being built for Customer by Contractor.

CONFIDENTIAL AND PROPRIETARY

Exhibit 3 to Agreement #60151
Document Number 10329748
5.	Ownership
Customer agrees that [**Redacted**] of the Software or the Source Code or any copyright rights therein. Title to and ownership of the Software and the Source Code furnished to Customer and all copyright rights herein are, and shall at all times remain, the property [**Redacted**].
Customer shall retain sole title or ownership to any enhancements made to the Software in accordance with Section 4 of this License.
6.	Transfer of Rights
Customer shall not sell, assign or otherwise transfer its right to use the Software or Source Code to a third party except upon the conditions identified in Article 27.1 (Assignment) of the Agreement.
7.	Consideration
The Software and the Source Code are furnished in association with the delivery by Contractor of certain equipment and services under the Agreement. No separate consideration is provided for the rights granted hereunder, and accordingly this license shall be royalty free.
8.	Terms and Termination
(a)
This License Agreement shall extend for the duration of WV3 Satellite development, launch, and on-orbit operations and shall be extended for an additional term only upon mutual written agreement by the Parties. However, in the event that Customer procures and then launches additional WorldView Instruments, upon mutual written agreement of the Parties, this License shall be extended for the development, launch, and on-orbit operations of such Instruments being built for Customer by Contractor.

(b)
Contractor shall be entitled to terminate Customer’s rights under this License Agreement in the event Customer is in material breach of any of the terms and conditions of this License. In the event of termination of this License for any reason, Customer shall, except to the extent Software has been incorporated into satellites already launched by Customer or in operational elements of Customer ground system, promptly either return the Software and Source Code to Contractor, or at the request of Contractor, destroy the Software and Source Code and all copies, including the archived copy referenced in Section 4(a) above, and certify in writing to Contractor that such has been done, and Customer shall make no further use of the Software or Source Code.

9.	Proprietary Rights
The Software and the Source Code are valuable assets of Contractor and are Contractor’s proprietary and confidential information. Customer agrees not to attempt to reverse engineer, recompile, disassemble or rewrite the Software or the Source Code or any portion thereof except as permitted by the terms of this License.

CONFIDENTIAL AND PROPRIETARY

Exhibit 3 to Agreement #60151
Document Number 10329748
10.	Export Control
If the Software or the Source Code is exported outside the United States, Customer has the sole responsibility and obligation to obtain all necessary consents, licenses and/or approvals which may be required in connection therewith.
11.	Construction
This License has been negotiated by the respective Parties hereto and the language of this License shall not be construed for or against any Party as a result of the Party having drafted this License.
12.	Entire Agreement
This License constitutes the entire understanding of the Parties with respect to the subject matter of this License and supersedes all prior contemporaneous agreements or understandings. By signing this License each Party represents to the other that it has the authority to sign and that this License is enforceable against it in accordance with its terms.
IN WITNESS WHEREOF, the Parties have signed this License on the date set forth below:

DIGITALGLOBE, INC.		ITT SPACE SYSTEMS, LLC

BY:	/s/ Yancey Spruill	[**Redacted**]
	SIGNATURE: Yancey Spruill	[**Redacted**]
	TITLE: Executive Vice President & Chief Financial Officer	[**Redacted**]

[**Redacted**]		[**Redacted**]

CONFIDENTIAL AND PROPRIETARY